UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material pursuant to §240.14a-12 XCEL ENERGY INC. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid: ☐ Fee paid previously with preliminary materials. ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed: Vote *** 9805-Z7698

Xcel Energy®

HORIZON BOUND

2022

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

HORIZON BOUND

Today, 2030 no longer seems far away. In only eight years, we are set to achieve critical clean energy milestones. We expect to provide customers electricity with 80% lower carbon emissions. We plan to power 1.5 million electric vehicles, and the natural gas that heats our customers' homes will be 25% cleaner, distributed from a system with net-zero methane emissions. We are also focused on a workplace that is safe, where employees are valued for their innovation and diversity. Every day we deliver for our customers with an eye toward the horizon and a better energy future.

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
April 5, 2022
Dear Fellow Shareholders:
When I joined Xcel Energy almost six years ago, I knew it was a special organization. After serving first as Chief Financial Officer and then as President and Chief Operating Officer, I was humbled and honored when the Board of Directors elected me as CEO in August 2021, succeeding Ben Fowke. We made this transition from a position of strength: our reputation is excellent, our balance sheet is healthy, our operations are strong and our strategic priorities are sound.
Despite the global pandemic causing challenges for a second consecutive year, in 2021 we delivered for our customers every day and especially during natural disasters, advanced several clean energy projects, reached constructive rate case settlements in six states and kept operating and maintenance expenses flat to help keep customer bills low. Our 2021 highlights include:
•Meeting or exceeding our annual ongoing earnings guidance for the 17th consecutive year;
•Completing the largest multi-state wind investment in the country; and
•Launching a comprehensive strategy to reduce natural gas emissions on our system and up and down the supply chain. By doing so, we became the first major U.S. energy provider to announce aggressive goals for reducing greenhouse gas emissions across three large parts of the economy: electricity, natural gas and transportation.
As part of the clean energy transition, we have exciting opportunities to invest in our system and our communities. Xcel Energy’s future is indeed bright, and we have strong plans in place for:
•Adding more large-scale renewable energy projects and building additional transmission infrastructure to deliver it to our customers;
•Adding new programs to make it easy for customers to purchase an electric vehicle and save money by charging at home overnight; and
•Keeping customer bills low, all while delivering outstanding service and value.
For 21 years, we’ve been an industry leader in incorporating environmental, social and governance principles – such as safety performance and carbon reduction – as key performance indicators on our corporate scorecard and in our annual incentive plan. We continued the evolution of our safety approach that focuses on eliminating serious injuries and fatalities. Under this Safety Always approach, we are developing a culture of enhanced trust and transparency with our employees, giving them the opportunity to learn from their experiences and continuously improve the safety of their work environment. In 2021, we added a diversity, equity and inclusion ("DEI") metric to our corporate scorecard and annual incentive plan to better align our performance in this important area. While more progress is needed, I’m proud that in 2021 we exceeded our DEI goal.
This year’s annual meeting will be held via live webcast. Similar to last year, you may attend the meeting online, submit questions and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/XEL2022. Please review the information in the proxy statement for instructions on how to access and participate in the virtual meeting.
As always, we encourage you to vote your shares prior to the annual meeting. Details for how and when to vote and other important information are included in the proxy statement. Thank you for your continued confidence in us.
Sincerely,
Robert C. Frenzel
Chairman, President and Chief Executive Officer

LETTER FROM THE LEAD INDEPENDENT DIRECTOR
April 5, 2022
Dear Fellow Shareholders:
On behalf of the Board of Directors, I join Bob Frenzel in inviting you to Xcel Energy’s 2022 Annual Meeting of Shareholders. Your Board is committed to effective environmental, social and corporate governance that delivers both strong results for you and great value for our customers.
Despite the continuing challenges of a global pandemic, 2021 was another strong year for Xcel Energy where we delivered on financial, environmental, customer, operational and diversity goals simultaneously. We are proud to deliver solid results consistently over time. Our sound governance practices combine the benefits of robust independent oversight with broad expertise and strong management that—working together—allow us to successfully execute innovative strategies in a complex and changing industry. Our practices ensure effective Board operations, encourage independent thought and judgment and execute appropriate levels of Board oversight to produce consistent results.
As your Lead Independent Director, I am focused on the important obligations that your Board owes to you, our shareholders. My responsibilities include reviewing and approving the agendas for our Board meetings to ensure they cover key areas of company focus, working with the Chairman to provide the directors information needed to effectively govern, developing and executing succession plans for both the Board and management to ensure effective independent oversight over the long term and acting as a regular communications channel between our independent directors and our CEO.
One of the most important duties of a board is to make sure you choose the right leader to run the organization. With the pending retirement of Ben Fowke, I was very pleased with the thoughtful transition process to elect Bob Frenzel Xcel Energy’s new CEO. Because Bob and Ben worked closely together for five years, the transition was seamless and was made from a position of strength. Bob, who the Board elected as Chairman, President and CEO, is the right leader to take the Company to even greater heights.
We are committed not only to delivering outstanding results, but also to representing your interests. Our practices are detailed in the proxy statement, which I encourage you to review before casting your vote. I would like to thank and recognize David Westerlund and Timothy Wolf for their many contributions over 15 years of dedicated service to Xcel Energy. David and Tim, who began their Board service in 2007, will be leaving the Xcel Energy Board when their terms end at the annual meeting.
It continues to be my privilege to serve as Xcel Energy’s Lead Independent Director, and I look forward to continuing my service to the Company. Please know that your Board remains focused on delivering value to you, today and long into the future.
Thank you for investing in Xcel Energy.
Sincerely,
Chris Policinski
Lead Independent Director

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS	414 Nicollet Mall Minneapolis, MN 55401

Meeting Information	Voting Information

Time and Date 11:00 a.m. Central Time May 18, 2022
•Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting.
•Your broker will NOT be able to vote your shares on the election of directors or the advisory vote on executive compensation unless you have given your broker specific instructions to do so. We strongly encourage you to vote.
•You may vote via the internet, by telephone or, if you have received a printed version of these proxy materials, by mail.
•If you wish to vote your shares during the virtual meeting, you need the control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting begins.
•The virtual meeting platform provides shareholders with comparable rights as an in-person meeting, including the ability to ask questions. Please refer to "How Can I Vote My Shares?" and "How do I Attend and Vote at the Annual Meeting?" on pages 65 to 67 of the proxy statement.

How to Attend Via the internet at www.virtualshareholdermeeting.com/XEL2022. There will be no physical meeting location.

Record Date Holders of record of our common stock as of March 21, 2022 are entitled to receive notice of and vote at the meeting.

Mailing Date These proxy materials and our 2021 Annual Report are being mailed or made available to our shareholders on April 5, 2022.

Annual Meeting Agenda

Proposals
1.Election of 11 director nominees named in the proxy statement
2.Approval of our executive compensation in an advisory vote
3.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022
4.Transaction of other business that may properly come before the meeting
Your vote is important.
Please vote on the proposals as described in the proxy statement.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors ("Board") of Xcel Energy Inc. (referred to in the proxy statement as "Xcel Energy," the "Company," "we," "us" and "our") of proxies to be voted at Xcel Energy’s 2022 Annual Meeting of Shareholders.
By Order of the Board of Directors, Amy Schneider Vice President, Corporate Secretary April 5, 2022
Thank you for investing in Xcel Energy.

Important Notice
Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 18, 2022:
Our 2022 Proxy Statement and Annual Report are available free of charge at www.proxyvote.com.

Forward-Looking Statements
The statements contained in this proxy statement about our future performance, including, without limitation, future financial and operational results, strategies, visions, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission ("SEC"), which are available on our website: www.xcelenergy.com. These reports address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this proxy statement. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Xcel Energy’s website address is www.xcelenergy.com. The information on Xcel Energy’s website is not a part of, or incorporated by reference into, this proxy statement.

PROXY SUMMARY

Proposals

		Board Vote Recommendation	Page Reference (for more detail)

1	Election of Directors Candidates provide the needed experience and expertise to govern the Company and ensure strong independent oversight.	FOR each nominee	Page 25

2	Advisory Vote on Executive Compensation Our executive compensation program is market based, performance driven and aligned with shareholder interests.	FOR	Page 33

3
Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2022
All independence standards have been met and sound practices are employed to ensure strong, independent financial governance.
		FOR	Page 60

How to Vote If you held shares of Xcel Energy common stock as of the record date (March 21, 2022), you are entitled to vote at the annual meeting.

By Internet
Go to the website at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

By Telephone	Call 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

By Mail	If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the postage-paid envelope provided. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone.

During the Meeting	Go to www.virtualshareholdermeeting.com/XEL2022. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

HORIZON BOUND PROXY STATEMENT 2022	1

Proxy Summary

About Xcel Energy We are not waiting for the future. We are busy building it.

Vision
We will be the preferred and trusted provider of the energy our customers need.
Mission
We provide our customers the safe, clean, reliable energy services they want and value at a competitive price.
Values

CONNECTED	COMMITTED	SAFE	TRUSTWORTHY
Strategic Priorities

LEAD THE CLEAN ENERGY TRANSITION	ENHANCE THE CUSTOMER EXPERIENCE	KEEP BILLS LOW

Sustainability Goals
Sustainability is embedded in our strategy.

ELECTRICITY[1]

CO_2

80% lower
emissions
by 2030[2]

100%
carbon free
by 2050

NATGAS[3]

25% lower
emissions
by 2030[4]

Net zero
by 2050

1.5 million
electric vehicles
powered
by 2030

First U.S. energy provider with aggressive goals for reducing greenhouse gas emissions across three large sectors of the economy: electricity, natural gas use in buildings and transportation.

≤ Rate of inflation customer bill increases	Social impacts of coal closures mitigated	70% Less water consumption by 2030(1)

Local communities supported	Workforce reflects our communities	10% Spend with diverse suppliers

(1)  Includes owned and purchased electricity provided to customers.
(2)  Compared to 2005 levels.
(3) Spans natural gas supply, distribution and customer use; includes net-zero methane emissions on our natural gas system by 2030.
(4) Compared to 2020 levels.

2

Proxy Summary

Environmental, Social and Governance Leadership We continue to deliver on our sustainability goals, advancing our strategic priorities and building long-term value.

Clean Energy
Our carbon goals and reporting are third-party verified and our goals align with science-based scenarios likely to limit warming to 1.5 degrees Celsius from preindustrial levels.

50% Carbon Emissions Reduced 2005-2021	Changing Energy Mix Well over 60% of energy projected to be from renewables by 2030, with full exit from coal by 2034.

Responsible Transition
Energy plans for Colorado and the Upper Midwest are expected to reduce carbon emissions by more than 85% by 2030 while supporting employees and communities impacted by coal retirements. Through community partnership and advanced planning, we help sustain local tax base and offer employees retraining and relocation opportunities. We have closed seven coal plants to date with no layoffs.

(1)Carbon free includes nuclear, wind, solar and other renewables; other energy includes coal and natural gas.

Environmental Improvements Since 2005(2)

Sulfur Dioxide	Nitrogen Oxides	Mercury	Coal Ash	Water Consumption

82%	82%	91%	55%	29%

(2) Reductions from Xcel Energy generating plants except for water consumption, which is based on owned and purchased generation.
Customers and Communities
Xcel Energy offers some of the most comprehensive and innovative customer solutions in the industry.

Keeping Bills Low
Since 2013, we have kept average residential bill increases below 1% annually by diligently controlling operating and maintenance expenses and investing in economic renewables that save customers money.

> 60,000 electric vehicles powered in our service area and ~1,200 charging ports installed as we launched new programs for all types of customers	> 300,000 smart meters installed with plans for > 1 million in 2022, providing customers with more control and improved reliability	$1 billion in investment and 5,000 jobs added in communities through 20 economic development projects

Human Capital
We are a benchmark company for our industry-leading Safety Always approach, and our diversity, equity and inclusion ("DEI") focus is fostering a culture where everyone is accepted and respected.

6% h female 5% h diverse representation among senior leadership in the last three years(3)	100% employees trained on unconscious bias and microinequities	> 30% executive sponsorship participants promoted or accepted positions that support their career aspirations	~13% spent with diverse suppliers on goods and services, totaling $560 million
(3) Senior leadership includes vice presidents and above; diverse refers to ethnicity and race.

The Governance, Compensation and Nominating ("GCN") Committee has primary board responsibility for environmental, social and governance ("ESG") issues and risks. Our Chief Sustainability Officer, who reports to the CEO, is responsible for sustainability and ESG-related policy, strategy, governance and reporting. Please see Sustainability and ESG Oversight on pages 21 to 22 for further information.

HORIZON BOUND PROXY STATEMENT 2022	3

Proxy Summary

Corporate Governance Our strong financial and operational performance is grounded in a foundation of sound corporate governance and oversight.

Governance Best Practices	Shareholder Rights

•Regular executive sessions
•Board and management succession plans
•Term limits and mandatory retirement age for directors
•Overboarding policy
•Routine engagement with outside experts
•Annual committee assignments
•Annual election of directors by majority vote •Annual advisory vote on executive compensation •Proxy access adopted •No supermajority voting provisions •Each share is entitled to one vote
Effective Oversight

Strategy and Direction	Performance Monitoring

•Annual strategy session and regular strategic updates
•Annual enterprise and compliance risk assessments
•Annual charter reviews and updates
•Clear committee oversight of and executive accountability for ESG issues

•Focus on execution and results
•Board and committee evaluations
•Scorecard governance with metrics aligned to ESG issues
•Long-term incentive tied to carbon reduction metrics since 2005, with DEI metrics incorporated into annual performance incentives starting in 2021

Key Focus Areas
•Safety •Diversity, equity and inclusion •Human capital management	•Risk management •Cybersecurity •Operational excellence and resiliency	•Clean energy and climate leadership •Advanced energy technologies •Customer affordability

A Diverse, Experienced and Engaged Board
Directors bring extensive and relevant business, leadership and community experience (statistics below are based on our current Board composition).

23% female	15% ethnically and racially diverse	92% independent	7 years average tenure	96% average attendance at Board and committee meetings

Continuous Improvement and Operational Resiliency
The Board, through the Operations, Nuclear, Environmental and Safety ("ONES") Committee, has formal oversight of initiatives that drive continuous improvement and operational excellence in an ever-changing environment. Directors engaged this past year on enhancements to our Safety Always approach, which focuses on eliminating life-altering injuries through a trusting, transparent culture and the use of critical controls, and our COVID-19 response, wildfire mitigation and other programs that elevate safety and operational resiliency.
Corporate Board Member magazine recognized the Xcel Energy Board in 2021 for leadership in advancing sustainability

4

Proxy Summary

Financial Results A sound strategy and disciplined execution allow us to consistently deliver positive results for shareholders, customers and policymakers alike.

Competitive Total Shareholder Return
Strong Track Record of Sustained Growth

	From 2020 to 2021	2005 to 2021 CAGR(1)
Deliver long-term annual EPS growth of 5-7%
•Met or exceeded ongoing EPS guidance for 17 consecutive years, with 15 years in the mid to high range of guidance
•Increased dividend for 18 consecutive years

Ongoing EPS Growth(2)	6.1%	6.1%
Dividend Growth	6.4%	4.8%
Stock Price Increase(3)	1.5%	8.5%

(1)Compound Annual Growth Rate.
(2)Ongoing earnings per share ("EPS") is a non-GAAP number and is defined in Exhibit A, which reconciles this amount to GAAP EPS for each period.
(3)The dates used to calculate the 2021 stock price change were December 31, 2020 and December 31, 2021.
Positioned for the Future

Capital Forecast 2022-2026

Colorado and Minnesota resource plans include ~10 gigawatts of new renewables over the next decade, with significant transmission investment anticipated to enable those resources.

This forecast does not include potential incremental investment of $1.5 to $2.5 billion for ~2,000 megawatts of proposed renewable energy additions under the Colorado and Minnesota resource plans and transmission associated with the Colorado resource plan.

HORIZON BOUND PROXY STATEMENT 2022	5

Proxy Summary

Results-Driven Compensation
Our compensation programs are performance based, market competitive and aligned with our strategic priorities, linking incentive opportunities to the performance expected of us by our shareholders and customers.

Performance Based

Majority of executive compensation variable and at risk	Motivates achievement of financial, operational and environmental goals, set at levels that are challenging yet achievable

Bob Frenzel, CEO

All Other Current NEOs (average)

Market Competitive

Competitive target pay opportunities, program design and challenging performance goals set annually	Set in consideration of our industry peer group	Enables us to attract, motivate and retain talented leaders
Aligned with Strategic Objectives
Long-term Incentive Grants

6

CORPORATE GOVERNANCE
Serving shareholders well is a key priority for your Board. We believe that the most effective oversight comes from:
•Strong and effective practices in corporate governance and ethical business conduct, as these practices create the business culture that drives successful performance.
•Directors who bring a diverse range of experiences and perspectives contributing to the collective skills, qualifications and attributes needed to provide sound governance.
•An engaged Board that works well as a whole, with members bringing their experience to the table and conversing freely with each other and management to create an environment of well-functioning oversight.
Xcel Energy has the practices, the Board, and the management team to deliver consistent and strong results for shareholders.
We regularly monitor issues and trends in corporate governance and employ practices that best serve our shareholders. Current practices include:
•Leadership and organization most appropriate to our business. Ours is a rapidly changing business that benefits from industry experience and expertise coupled with strong independent oversight. Through the roles of the Chairman and CEO, Lead Independent Director and committees of independent directors, we are best positioned to continue delivering strong results. We annually review this structure to ensure it remains the best suited for our business.
•Sound practices to ensure effective Board operations. To ensure the Board remains focused on the right issues over time, Xcel Energy regularly assesses enterprise risks and industry trends and then refreshes charters and practices as appropriate.
•Effective Board planning and succession. Succession planning is important for both management and the Board. We employ proven practices to ensure regular and planned Board refreshment while maintaining valuable and reasonable continuity to ensure effective oversight over the long term.
•Strong governance practices. We keep abreast of developments in corporate governance and adopt those practices that best serve our shareholders.
•Regular oversight of key corporate policies. Our governance practices set the foundation for excellent management and operations for the Company. Corporate policies communicate expectations to employees so they understand and adhere to good business conduct.
Highlights of our practices are summarized in the following table, followed by additional explanation of key features.
Summary of Governance Practices
Structure

Lead Independent Director	Specified duties ensure robust independent oversight and effective flow of information between management and independent directors. Board leadership structure is reviewed annually.

Committees	Membership and chairs are reviewed annually and are set to both leverage directors’ expertise and provide development opportunities to promote effective oversight over the long term.

Independence and Expertise
The GCN Committee regularly reviews and validates director independence and assesses desired expertise for potential new directors to ensure the Board is well positioned to effectively manage risks and execute strategies. The Board also regularly determines which directors qualify as audit committee financial experts and meet independence standards under the requirements of Nasdaq and the SEC.

HORIZON BOUND PROXY STATEMENT 2022	7

Corporate Governance
Practices

Risk Management	Regular updates on enterprise risks are provided to the Board, which then assigns new and emerging risks to the appropriate committee. Regular updates on compliance risks and legal risks are provided to the Audit Committee, which oversees plans to mitigate those risks.

Strategy Session	The Board holds a regular session to review the industry landscape, hear from outside experts and refine strategies for execution. The Board and committees receive updates throughout the year on progress made on the key initiatives to execute those strategies.

Annual Evaluations	The Board employs a formal and regular process to evaluate Board and committee operation effectiveness and address identified areas for improvement. This evaluation process includes surveys, individual director conversations with the Lead Independent Director and executive session discussions at both the Board and committee levels.

Training	Every committee regularly identifies topics and dedicates committee time to training that keeps them engaged with emerging issues and best practices. Directors are also encouraged to participate in topical conferences and off-site training opportunities, including specialized training in overseeing nuclear operations, audit committee issues and industry topics.
Tenure Policies

Term Limit	Directors may not serve on the Board for more than 15 years. Having this requirement, coupled with the mandatory retirement age, is rare among our peers and most public companies and provides an additional impetus to board refreshment.

Mandatory Retirement	Directors must retire on the day of the annual meeting of shareholders after turning age 72.

Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment.

Shareholder Rights

Shareholder Voting	Our shareholders have the opportunity to annually vote for directors, provide an advisory vote on executive compensation and ratify the selection of auditors. Each share is entitled to one vote.

No Supermajority	There are no supermajority voting provisions.

Opportunities to be Heard	We allow our shareholders to submit questions at our annual meeting and provide published lines of communication to our directors and management.

Proxy Access	Shareholders have the ability to include director candidates for nomination as directors in our proxy statement, in accordance with the terms of our bylaws.
Corporate Policies

Code of Conduct	Our Code of Conduct guides our actions and frames the honest and ethical practices needed for business success. The GCN Committee annually reviews the Code of Conduct and requires annual training of directors, officers and employees.

Stock Ownership Requirements	Directors and executive officers are required to maintain specific levels of stock ownership.

Hedging and Pledging	We have policies that prohibit hedging and restrict pledging of our stock.

Political Contributions, Lobbying and Government Communications	Our policy governs our engagement with policymakers and holds us to high ethical standards. Our policy requires advanced approval of our Executive Vice President, Chief Legal and Compliance Officer and our Senior Vice President, Strategy, Security and External Affairs and Chief Sustainability Officer for contributions to candidate campaigns, ballot measures or initiatives and organizations registered under Section 527 of the Internal Revenue Code and contributions exceeding $25,000 to 501(c)(4) organizations. We also provide more disclosure than is required by law and annually disclose our political contributions on our website.

Environmental	We are committed to environmental excellence, adhere to policies to ensure environmental compliance and adopt environmental initiatives that enhance value to customers and shareholders.

8

Corporate Governance
Leadership Structure and Roles
Our Board leadership structure consists of a combined Chairman and CEO position, complemented with a Lead Independent Director chosen annually from our independent directors. This structure, along with other corporate governance practices discussed below, provides sound and independent oversight of the Company. The Board believes that this structure is best suited for the Company at this time and serves shareholders well. We annually review our Board leadership structure to confirm it is most effective for our business.
The combined Chairman and CEO role brings to the Board important experience and expertise of the Company and our rapidly changing industry. The skills and experience of the CEO are well suited for the role of Chairman, putting the Board in the best position to assess key industry drivers, identify important changes in the energy and consumer landscape and develop effective strategies. The Lead Independent Director likewise plays a critical role in our governance structure, working with both the independent directors and management to ensure the Company is well positioned with sound strategy, solid risk management and effective governance. The Lead Independent Director role is well defined, with responsibilities consistent with best practices.
As part of the Board’s thoughtful succession planning, in August 2021, Ben Fowke retired as our CEO and transitioned to Executive Chairman, and Bob Frenzel became our President and CEO. Effective December 31, 2021, Mr. Fowke retired from the Company and, after thoughtful consideration and evaluation, Bob Frenzel transitioned to a combined Chairman, President and CEO role. Prior to Mr. Frenzel assuming the role of Chairman, the Board deliberated on our Board leadership structure and concluded then, and continues to believe, that our historical approach of combining the roles of Chairman and CEO while maintaining strong, independent board leadership is the optimal leadership structure for the Board to carry out its oversight of our strategy, business operations and risk management. The Board determined that in the combined role, Mr. Frenzel would be able to provide the benefit of his extensive experience in the energy industry to both the Company and the Board and that his thorough understanding of the opportunities and challenges facing the industry would be valuable at both the Board and management levels.
Mr. Policinski serves as our Lead Independent Director, having been elected to serve a one-year term in May 2021, his sixth consecutive year in this role. The key responsibilities of our Lead Independent Director, per our Guidelines on Corporate Governance, are as follows:

Key Responsibilities of Lead Independent Director	Presides at all meetings of the Board at which the Chairman is not present and at all Board executive sessions of the independent directors.

Maintains regular communications with the independent directors, including an annual evaluation process.

Serves as a liaison between the Chairman and the independent directors.

Approves the agenda, materials provided to the directors and the meeting schedules.

Calls meetings of the independent directors, as necessary.

Consults and communicates with major shareholders, if requested.

Develops and maintains a process for CEO and Board succession planning with the GCN Committee.

The final piece of this governance structure is the independent directors. All but one of our current directors are independent. Our directors are effective leaders, comfortable with their roles representing shareholders and maintaining objectivity in the Board’s deliberations. They conduct business via a sound committee structure that governs risk management and mitigation as assigned by the Board and reports back to the Board through an efficient and effective process.
The Board believes that this structure ensures that directors receive the information, industry insights and direction needed to form successful strategies while maintaining the independence necessary to ensure effective governance and oversight. Our business is unique in that it is price-regulated, operates under a complex set of federal, state and local regulations and is undergoing significant transformation. Working with the Lead Independent Director, the Chairman is positioned to effectively lead the development of strategy and provide information and insight on our opportunities, challenges and performance.

HORIZON BOUND PROXY STATEMENT 2022	9

Corporate Governance
Risk Oversight
A key accountability of the Board is the oversight of material risk, and our Board employs a strong process for doing so. As outlined below, management and each Board committee have responsibilities for overseeing the identification and mitigation of key risks and reporting their assessments, activities and initiatives to the full Board.
Management identifies and analyzes risks to determine materiality and other attributes such as timing, probability and controllability. Management broadly considers our business, the utility industry, business and policy trends, the domestic and global economies and the environment to determine enterprise risks and actions to mitigate them, and employs a robust program to identify, assess, manage and mitigate compliance risks.
Key Components of Management’s Oversight and Mitigation of Risk

Identify and analyze materiality of risks through:
•Formal key risk assessment
•Financial disclosure process
•Hazard risk management process
•Internal auditing and compliance with financial and operational controls
•Business planning process
•Development of strategic goals and key performance indicators ("KPIs")

Provide regular presentations to the Board regarding risk assessment and mitigation, including:
•Comprehensive risk overview
•Legal and regulatory risks
•Operating risks
•Financial risks
•Compliance risks
•Environmental risks
•Cybersecurity risks
Manage and mitigate risks through use of management structures and groups, including: •Management councils •Management risk committees •Advice from internal corporate areas
Employ a robust compliance program for the mitigation of risk, including:
•Adherence to our Code of Conduct and other compliance policies
•Operation of formal risk management structures and groups
•Focused management to mitigate the risks inherent in the implementation of our strategy

The Board approaches risk oversight and mitigation as an integral and continuous part of its governance of the Company as depicted below:

10

Corporate Governance
The Audit Committee is responsible for reviewing the adequacy of risk oversight and affirming that appropriate oversight occurs. Current risk assignments are as follows:

Board of Directors

Overall identification, management and mitigation of risk, with a focus on strategic risks

This tiered and structured approach provides a comprehensive risk management framework designed to protect shareholder interests. For example, given its emergence as a threat, the Board employs comprehensive oversight of the risks associated with cybersecurity and the physical security of our assets, with the topic addressed at the Board level, as well as at the ONES and Audit Committees throughout the year. While the ONES Committee has primary committee responsibility for this topic due to the operational issues involved, the Board has determined that the topic is of sufficient importance to warrant this comprehensive oversight approach. Likewise, given the importance of employee and public safety in our industry, the Board is regularly briefed on our approach to safety. Augmenting such oversight efforts, the Board conducts annual drills to practice its response in a possible emergency situation to ensure it is well prepared and positioned to perform in a possible crisis.
The Board also employs a process of ensuring compliance practices are sound, a particularly important topic given our highly regulated business. Management performs a regular compliance risk assessment as a companion to the enterprise risk assessment, providing a focused overview of the unique areas of compliance risk the Company faces. The Audit Committee is apprised of compliance risks via regular briefings and written updates to ensure these risks are appropriately managed and mitigated.

HORIZON BOUND PROXY STATEMENT 2022	11

Corporate Governance
Board Committees
Structures
As noted, the Board employs a committee structure to assist in conducting its work and regularly refreshes that work in light of risk assessments. By assigning responsibilities to committees with particular expertise and focus, the Board can ensure it fulfills its duties in an efficient and effective manner.
Our Board has established the following committees: Audit, Finance, GCN and ONES. The committees are made up exclusively of independent directors, with members of the Audit Committee and GCN Committee meeting additional independence criteria. Each committee operates under a written charter that clearly defines its responsibilities, which is regularly reviewed at both the committee and Board levels. Committees have the authority to engage outside experts, advisors and counsel to assist in their duties, as needed. In addition, each committee undertakes a regular evaluation process and members participate in training on relevant topics to ensure the committee functions well and directors are well educated on issues. The committee chairs report committee activities and actions to the full Board at the Board meeting following the committee meeting. Each committee has a scheduled executive session which is held after each committee meeting. For topics having broad implications for Xcel Energy, the full Board may hear or act on any issue, and committees may provide updates to the full Board for its information and consideration. Likewise, a committee may delegate all or a portion of its responsibilities to a subcommittee, as appropriate. This flexibility can be employed as appropriate to ensure risks are effectively overseen and managed. Additional information regarding these governance practices is provided under "Board Practices" below.
The table below details the committee membership as of March 21, 2022.

Name	Audit Committee(1)(2)	Finance Committee(3)	GCN Committee(2)	ONES Committee(3)
Lynn Casey
Netha Johnson
Patricia Kampling
George Kehl
Richard O’Brien
Charles Pardee
Christopher Policinski
James Prokopanko
David Westerlund
Kim Williams
Timothy Wolf
Daniel Yohannes
Meetings in 2021	6	4	4	4

Financial Expert
Committee Chair
Committee Member
(1)All members are financially literate and no member serves on the audit committee of more than three public company boards
(2)All members meet the Nasdaq and SEC standards for independence
(3)All members meet the Nasdaq standards for independence
Meeting Attendance
During 2021 the Board met seven times, and the independent directors met in executive session without management present on all seven occasions. The average attendance for all directors at Board and committee meetings was approximately 97%, with 12 of our directors attending 100% of Board and applicable committee meetings. All but one director also attended a half-day strategy session and related executive session. We do not have a formal policy but encourage our directors to attend the annual meeting of shareholders. All of the then-serving directors attended the 2021 Annual Meeting of Shareholders.

12

Corporate Governance
Committee Responsibilities

Audit Committee	GCN Committee

•Oversees the financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements and our Code of Conduct and the independence and performance of internal and external auditors.
•Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm.
•Appoints our independent registered public accounting firm.
•Reviews with management our major financial risk exposures and the steps management has taken to monitor and control the exposures, including our risk assessment and risk management guidelines and policies.
•Reviews the compliance risks and implementation and effectiveness of our compliance and business conduct program.
•Reviews the scope and the planning of the audit with both the internal auditors and the independent registered public accounting firm.
•Reviews the findings and recommendations of both the internal auditors and the independent registered public accounting firm and management’s response to those recommendations.
•Prepares the Report of the Audit Committee included in this proxy statement.

•Determines Board organization, selection of director nominees and recommendations regarding director compensation.
•Recommends Lead Independent Director and Board committee memberships.
•Develops effective CEO and Board succession plans.
•Evaluates performance of the CEO.
•Approves executive officer compensation, including incentives and other benefits.
•Oversees compensation and governance-related risks.
•Establishes corporate governance principles and procedures.
•Oversees our Code of Conduct.
•Reviews our political contributions policy, lobbying expenditures, contributions and key lobbying activity.
•Oversees activities and reporting of ESG matters, including oversight of diversity, equity and inclusion.
•Reviews our workforce strategy and risks and the process for management development and long-range planning.
•Reviews proxy disclosures regarding director and executive officer compensation and benefits.
•Prepares the Report of the Compensation Committee included in this proxy statement.

Finance Committee	ONES Committee

•Oversees corporate capital structure and budgets and recommends approval of major capital projects.
•Oversees financial plans and key financial risks.
•Oversees dividend policies and makes recommendations as to dividends.
•Oversees insurance coverage and banking relationships.
•Reviews investment objectives of our nuclear decommissioning trust and trusts for our employee benefit plans.
•Oversees investor relations.
•Reviews and recommends lines of new business.

•Oversees nuclear strategy, operations and performance, including the review of findings from reports, inspections and evaluations.
•Oversees the performance of our significant electric and natural gas operations.
•Reviews environmental strategy, compliance, performance issues and initiatives.
•Reviews material risks relating to our nuclear operations and environmental and safety performance, as well as risks, performance and compliance with operations measures of our electric and natural gas systems.
•Oversees physical and cybersecurity risks related to plants and operations.
•Reviews safety performance, strategy and initiatives.
•Periodically tours facilities and conducts meetings at key Company locations, including nuclear plants.
•Oversees enterprise-wide operational risks and performance.

HORIZON BOUND PROXY STATEMENT 2022	13

Corporate Governance
Board Practices
Coordinating Officer
Each committee is supported by a senior member of management who works directly with the committee chair in setting agendas, providing supporting materials, ensuring charter requirements are fulfilled and communicating with committee members. This function provides another avenue for directors to have meaningful exchange with members of management to gain a deeper understanding of the issues impacting the business and the effectiveness and impact of strategic initiatives and risk mitigation efforts. The effectiveness of the coordinating officer role is evaluated as part of the annual evaluation process.
Evaluations
The Board and committees conduct the annual evaluation process set forth below to assess the effectiveness of their processes, identify issues or topics for further exploration and provide feedback on the quality and timeliness of information from management, among other things.

Board and Committee Evaluation Process

Written Surveys Each director completes an evaluation on the operation of the Board and committees on which the director serves.	Interviews The Lead Independent Director interviews each board member to solicit additional feedback.	Board Discussion Results of the Board and committee assessments are provided to the directors and discussed at Board and committee meetings.	Feedback Incorporated Input and feedback from the evaluation process are incorporated into Board practices.

Regular assessments provide valuable information to support continual improvement in Board and committee governance practices and ensures management is meeting the expectations of Board members. The Board believes the annual evaluation process is an important component of sound governance and is helpful in driving continued improvement in the overall effectiveness of Board and committee oversight. For example, in 2021 we included additional presentations to the Board in response to feedback received during the annual evaluation process.
Training
Committees are regularly apprised of new and emerging requirements and trends facing the industry. Each committee conducts training on topics relevant to its responsibilities, and committees regularly seek input to prioritize training topics. In addition, the ONES Committee participates in site visits to gain understanding of our operations, including tours of our nuclear plants, and the full Board has toured certain facilities to gain even deeper understanding of various aspects of our business. Directors are also encouraged to participate in outside training on topics related to corporate governance and industry issues. In addition, under our Guidelines on Corporate Governance, each new director is expected to participate in a detailed orientation process and each sitting director is expected to participate in periodic continuing education.
We arrange for continuing education opportunities periodically for directors and facilitate their participation. During 2021, members of the Board attended outside trainings on topics such as emerging trends in audit issues, best practices in corporate governance and industry developments, and many directors have attended training from the Institute of Nuclear Power Operations, which addresses issues specific to oversight of nuclear operations.
Director Succession Planning
The Board employs robust practices to ensure strong continuity of skills and leadership over time through sound succession planning. The GCN Committee regularly develops and the Board regularly reviews succession plans for the CEO and other top leaders, as well as plans to develop and/or acquire talent in key positions of management. Likewise, the GCN Committee regularly reviews and identifies anticipated changes in Board make-up given director tenure and age requirements and needed skills for appointment of new directors to the Board. Since 2018, six new directors have joined our Board. The GCN Committee also considers and develops paths for Board leadership positions, such as committee chairs and the Lead Independent Director, and for ensuring diversity of experience, gender and race. The Board has been successful in identifying, recruiting and recommending diverse candidates who complement current director skills and attributes and bringing on new directors with unique skills that are important to our business. The Board plans to continue to develop and execute plans to ensure sound governance, strong leadership and business continuity through effective succession planning. In performing its responsibilities for identifying, recruiting and recommending candidates to the Board, the GCN Committee is committed to including qualified candidates who reflect diverse backgrounds, including gender and race. If the GCN Committee is unable to identify, recruit and recommend such candidates to the Board, the GCN Committee will engage a third-party search firm and is committed to including qualified candidates from diverse backgrounds in the pool of candidates.

14

Corporate Governance

Process for Identification and Review of Director Candidates

Independent Directors Shareholders Independent Search Firms Management
Candidate Pool
In-Depth Review •Screen Qualifications •Consider Diversity •Review Independence and Potential Conflicts •Meet with Directors •Consider Skills Matrix
Recommend Selected Candidates for Appointment to our Board
6 New Candidates between 2018-2022

Strategy Session
The Board annually conducts a strategy session to consider new and emerging industry trends, consult with outside experts and assess current strategies and key initiatives to ensure the Company is well positioned for the future. This session offers the opportunity for a fluid exchange of information and ideas, helping to refine the current approach, identify new opportunities and risks and establish key objectives to be monitored throughout the year as the strategies are executed. Agendas for future Board meetings are set in consideration of these objectives.
Key Performance Indicators and Scorecard Development
The GCN Committee reviews and approves KPIs and our internal corporate scorecard annually to ensure our goals are appropriately aligned with corporate priorities. The annual refinement of KPIs establishes the long-term oversight of operational goals that promote the best interests of our shareholders, customers and employees.
Shareholder Engagement and Investor Outreach
We believe that regular, transparent communication with our shareholders and other stakeholders is essential to our long-term success. We have continued our practice of engaging with shareholders throughout the year on a range of topics. Presentations at financial conferences, meetings with sell-side analysts and investors, regular outreach on governance topics and responding to inquiries are examples of activities we employ. During 2021, our governance outreach to our largest shareholders represented more than 50% of outstanding shares. We also voluntarily disclose ESG performance and metrics, including but not limited to our Sustainability Report, science-based carbon reduction scenarios and our response to the Task Force on Climate Related Financial Disclosures. These and other disclosures are available on our website at www.xcelenergy.com.
The Board receives regular updates on such efforts and it also offers channels for shareholders to reach out with any inquiry or issue and responds as appropriate.

Outreach	2021 Engagement Topics	Transparency

•Investor conferences and non-deal roadshows. In 2021, we:
•Participated in 20 events
•Conducted ~180 meetings with ~400 institutional investors
•Proactive governance meetings
•Meetings requested with management
•Annual shareholder meeting

•Strategy, growth outlook and consistent track record of meeting financial goals
•Regulatory issues and developments
•Environmental issues, such as carbon reduction, our natural gas vision and electric vehicle plans
•Social issues, including just transition, customer affordability and diversity, equity and inclusion
•Governance issues including climate risk, cybersecurity and executive compensation

•5- and 10-year capital forecast
•Sustainability goals, progress and related policies
•Third-party verified emission disclosures (since 2005)
•Compensation alignment to ESG issues, including carbon reduction and diversity, equity and inclusion
•Diversity, equity and inclusion brief
•Workforce representation disclosures, including EEO-1 Report

HORIZON BOUND PROXY STATEMENT 2022	15

Corporate Governance
Communications with the Board
The Board welcomes your input. You may communicate with the Board in two ways: (1) you may send correspondence to the attention of our Corporate Secretary at Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401 or (2) you may contact the Board directly via email at BoardofDirectors@xcelenergy.com. These emails are sent to an independent director designated to receive such communications. The email is simultaneously sent to the Corporate Secretary’s office, who may act as agent for the Board and coordinate the response. If the receiving director requests the Company to respond on behalf of the directors, a copy of the Company-prepared response is provided to the receiving director. If the receiving director does not request a response, the agent acting for the receiving director will provide a summary of the actions taken. The Board reserves the option to review and change this policy due to the nature and volume of the correspondence.
Determining Executive Officer and Director Compensation
The GCN Committee has broad authority to develop and implement compensation policies and programs for executive officers and directors. The GCN Committee may retain independent, external compensation consultants to assist in this effort and may change consultants at any time during the year if it determines that a change would be in the best interests of the Company and our shareholders.
To assist in setting 2021 compensation, the GCN Committee retained Meridian Compensation Partners, LLC ("Meridian") as its independent executive compensation consultant. Meridian is an independent consulting firm delivering advisory services to compensation committees and does not perform any assignments for the Company other than providing executive and director compensation services for the GCN Committee.
Several internal controls exist to ensure the independent judgment of Meridian:
•Meridian reports directly to the GCN Committee and not to management.
•Meridian routinely participates in executive sessions of the GCN Committee without members of management present.
•The GCN Committee has the exclusive authority to hire, retain and set the compensation for its executive compensation consultant and advisors.
The GCN Committee assessed Meridian’s independence pursuant to Nasdaq and SEC rules and concluded that no conflict of interest exists that prevents it from independently advising the GCN Committee. In its oversight of our 2021 executive compensation program, the GCN Committee worked with Meridian, the CEO and the Chief Human Resources Officer. The GCN Committee received additional support from the Vice President, Corporate Secretary and the Executive Vice President, Chief Legal and Compliance Officer. In 2021, the CEO and other officers provided recommendations with respect to:
•The corporate performance objectives and goals on which awards of both annual and long-term incentive compensation are based.
•Attracting, retaining and motivating executive officers.
•Information regarding financial performance, budgets and forecasts as they pertain to executive compensation.
•Market information regarding compensation levels, practices and trends.
Additional information regarding the determination of executive compensation is included in the Compensation Discussion and Analysis ("CD&A") beginning on page 34. Information about our director compensation practices is provided beginning on page 58.

16

Corporate Governance
Board Planning and Composition
We believe that the most effective oversight comes from a Board of Directors that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary to provide sound governance. We also believe it is important for the Board to work well as a whole, with directors bringing their experience to the table and conversing freely with each other and with management to create an environment that results in well-functioning oversight. The GCN Committee regularly reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board make-up in light of these criteria.
Experience and Attributes of the Director Nominees
The Board has identified key skills, expertise and attributes that are important for effective governance of Xcel Energy. Each director brings to us a wealth of experience that combines to varying degrees many or all of these skills, but some have more in-depth experience in a particular area than others. Consistent with the goal of ensuring a comprehensive mix of skills and expertise are represented at the Board table, below we capture how the director nominees contribute to both the general skills mix (organized by key attribute), as well as the specialized expertise relevant to that attribute. In making this assessment, we considered the experience each director brings from work, education, service on other public company boards and engagement in community, civic and business organizations. The information below relates to the slate of directors up for election.

Leadership & Strategy

100% Directors with leadership and strategy experience
Directors who hold or have held significant leadership positions provide the Company with valuable insights. These people generally possess strong leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of strategy development and corporate governance, know how to create growth and value and prioritize creating a strong corporate culture.
Each of our directors brings leadership and strategy experience to the Board. Specialized expertise includes:
Fortune 500 Company CEO Experience
(Frenzel, O’Brien, Policinski, Prokopanko)
Legal, Governance and Policy Expertise
(Frenzel, Kampling, Kehl, O’Brien, Prokopanko, Williams, Yohannes)
Human Resource Management and Executive Compensation Experience
(Casey, Frenzel, Kampling, O’Brien, Policinski, Prokopanko, Williams)

Risk Management

100% Directors with risk management experience
Effectively managing risk in a rapidly changing environment is critical to our success. Directors should have a sound understanding of the most significant risks facing the Company and the experience needed to provide effective oversight of risk management processes.
All director nominees have experience in identifying and executing processes to mitigate risk.

Finance

91% Directors with financial experience
Accurate financial reporting and auditing are critical to our success, and so we seek to have a number of directors who qualify as audit committee financial experts. Given the highly capital intensive nature of our business, we also seek directors who have experience overseeing large capital projects and complex financings.
Directors Frenzel, Johnson, Kampling, Kehl, O’Brien, Pardee, Policinski, Prokopanko, Williams and Yohannes bring this expertise to our Board. Specialized expertise includes:
Audit Committee Financial Expert
(Kehl, O’Brien)
Investment Oversight Expertise
(Frenzel, Johnson, Kampling, Kehl, O’Brien, Pardee, Policinski, Prokopanko, Williams, Yohannes)
Chief Financial Officer Experience
(Frenzel, Kampling, O’Brien)

HORIZON BOUND PROXY STATEMENT 2022	17

Corporate Governance

Regulated Industry

82% Directors with regulated industry experience
Our industry is heavily regulated and directly affected by government actions. Our operations are complex, and addressing rapidly changing industry issues has strategic implications. As such, we seek directors with experience working closely with government agencies or in highly regulated businesses, or with experience in industries that require extensive permitting and community engagement to conduct business.
Directors Frenzel, Kampling, Kehl, O’Brien, Pardee, Policinski, Prokopanko, Williams and Yohannes have experience with companies where all or part of the business is highly regulated. Specific expertise includes:
Utility and Energy Sector Experience
(Frenzel, Kampling, O’Brien, Pardee, Yohannes)
Nuclear Leadership and Expertise
(Frenzel, Pardee)
Government Experience
(Yohannes)

Environmental

82% Directors with environmental experience
The production of energy has environmental impacts, and how we address rapidly evolving environmental regulation is critical to our business. Directors with experience in addressing complex environmental regulations or siting major facilities bring valuable expertise to our Board.
Directors Frenzel, Johnson, Kampling, O’Brien, Pardee, Policinski, Prokopanko, Williams and Yohannes have experience in environmental regulation or project siting.

Customer & Community

100% Directors with customer and community engagement experience
Given the essential service we provide, understanding the needs and interests of stakeholders is critical. Directors with experience in customer-facing industries bring valuable expertise as we prepare for a more competitive energy market. Likewise, a keen understanding of community issues and interests is important, as our success is tied to the success of the communities we serve.
Each of our directors brings experience in this area, ranging from extensive community involvement through non-profit, business and civic organizations, to specific expertise in consumer products industries. Specific experience includes:
Non-Profit Board Governance
(All director nominees)
Consumer-Facing Business Experience
(Casey, Frenzel, Johnson, Kampling, Policinski)

It is critical for the Company and shareholders to have a well-rounded, diverse Board that functions well as a whole. In evaluating director nominees, the GCN Committee considers experience in the areas identified above and expects director nominees to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. For incumbent directors, the GCN Committee considers attendance, past performance on the Board and contributions to the Board and applicable committees.
In addition to experience and expertise, when assessing Board composition and director nominees the GCN Committee and the Board also consider independence, diversity and tenure, each of which is discussed in turn below.

18

Corporate Governance
Director Independence

Director independence is a critical requirement for sound governance. The Board reviews independence at least annually – when candidates are nominated for re-election and upon position changes during the year. The Board determines director independence under the standards established by Nasdaq, which we have adopted with a four-year look back. In addition, a director who is an employee or representative of a significant supplier of any Xcel Energy business unit or legal entity will not be "independent" unless the relationship was entered into with the supplier as a result of competitive purchasing practices. When evaluating director independence, the Board has determined that the receipt of regulated electric and gas service from the Company does not constitute a material relationship. As part of the Board’s annual independence review, the Board reviews ordinary course of business transactions in which directors have an interest and considers regulatory requirements, including potential competitive restrictions and interlocks, and other positions and directorships held.
Each of our directors and director nominees, other than Mr. Frenzel, is independent. The Board has satisfied, and expects to continue to satisfy, its objective to have no more than two directors who are not independent serving on the Board at any time.
91% Directors are independent
Board Demographics and Diversity

     Diversity of backgrounds, experience and thought is important in ensuring effective risk oversight. We seek directors who bring a variety of skills, expertise and experience to the Board, including diversity of gender and race. Our Guidelines on Corporate Governance identify diversity as an important consideration when seeking candidates for the Board. Ethnicity, gender, age, disability, veteran status, sexual orientation, race, national origin, color, religion, creed, geographic representation, education and personality are considered. The GCN Committee has focused on recruiting and recommending diverse candidates to complement current director demographics.
     Embracing diversity is a cornerstone of our corporate culture. Our directors represent a diverse range of experience and backgrounds and come together to govern Xcel Energy as an effective whole.
Nasdaq Board Diversity Matrix (based on current Board composition)
	Female	Male
Total Number of Directors	13
Part I: Gender Identity
Directors	3	10
Part II: Demographic Background
African American or Black	0	2
White	3	8

45% Diverse Director Nominees

	Casey	Frenzel	Johnson	Kampling	Kehl	O'Brien	Pardee	Policinski	Prokopanko	Westerlund*	Williams	Wolf*	Yohannes
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
Male
Female
Age	66	51	51	62	63	68	62	63	68	71	66	68	69
Tenure	3	<1	2	1	2	9	1	12	6	15	12	15	5
*Not standing for re-election at the annual meeting

HORIZON BOUND PROXY STATEMENT 2022	19

Corporate Governance
Director Tenure and Board Refreshment

The Board believes that diversity in tenure creates a good mix of perspectives with longer-tenured directors bringing a deep understanding of the Company while new members bring a fresh perspective and expertise helpful to keeping abreast of a changing industry.
As of the date of this proxy statement, the Board consists of 13 directors whose tenure is shown in the graphic to the left. If all 11 directors standing for election at the annual meeting are elected, the average director tenure will decrease to 5.29 years, and the number of directors included in the "11 to 15 years" category will decrease to two.
To facilitate board refreshment, we have term limits for directors as well as a mandatory retirement age policy. Our directors may not serve on the Board for more than 15 years, and we require our directors to retire on the day of the annual meeting of shareholders after turning age 72. Messrs. Westerlund and Wolf will have 15 years of Board service by the date of the annual meeting so they will not be standing for re-election in accordance with our term limit policy.
Over the past five years, the Board has recommended six new directors and seven directors have left the Board.

7 Years Average Director Tenure

Additions				Departures
2021	2020	2018	2022*	2021	2020
Bob Frenzel	Netha Johnson	Lynn Casey	David Westerlund«	Ben Fowke	Richard Davis

	Patricia Kampling		Tim Wolf«	David Owensw	A. Patricia Sampson

	George Kehl			James Sheppardw

Charles Pardee
*Not standing for re-election at the annual meeting
«Departing the Board due to term limit policy wDeparted the Board due to retirement age policy
Shareholder Recommendation of Directors
Any shareholder may recommend to the GCN Committee potential nominees for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Such recommendations should be received by October 1, 2022 to be considered for the 2023 Annual Meeting of Shareholders. The GCN Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates. No shareholder recommendations were received in connection with the 2022 Annual Meeting of Shareholders.

20

Corporate Governance
Sustainability and ESG Oversight

Corporate responsibility is embedded throughout our organization and integrated into our governance processes. With strong leadership from our Board and executive management team, along with engaged leaders and business units across the Company, we are able to effectively manage risks and opportunities and drive strong performance across a spectrum of corporate responsibility issues. Through our strategic planning process, the Board and executive leadership team identified three strategic priorities – lead the clean energy transition, keep bills low and enhance the customer experience – that represent the keys to our continued success in achieving our vision to be the preferred and trusted provider of the energy our customers need. Strong alignment exists between our strategic priorities and our corporate responsibility initiatives.

ESG Library
Our most recent Sustainability Report, TCFD report, SASB Index and GRI Index, along with other ESG-related reports, policies and documents, can be found on our website at www.xcelenergy.com under "Company—Investors—ESG."

Our most recent Sustainability Report, published in June 2021, marks the 16th year we have published the report. Our report covers a variety of ESG issues and is built on 16 sustainability priorities that we have identified as important to our stakeholders and Company. A copy of our most recent Sustainability Report, Task Force on Climate-Related Financial Disclosures ("TCFD") report, Sustainability Accounting Standards Board ("SASB") Index and Global Reporting Initiative ("GRI") Index, along with other ESG-related reports, policies and documents can be found on our website at www.xcelenergy.com under "Company—Investors—ESG."

The Chairman, President and CEO leads all aspects of our sustainability and ESG efforts and governance. The Senior Vice President, Strategy, Security and External Affairs and Chief Sustainability Officer, who reports to the Chairman, President and CEO, is responsible for sustainability and ESG-related policy, strategy, governance and reporting, including management of climate-related risks and regular ESG discussions with the Board. The Chief Sustainability Officer works with multiple teams across the business areas as described below. The GCN Committee has primary Board committee responsibility for sustainability and ESG related issues and risks. It oversees policy, adherence and disclosure regarding ESG matters, including executive compensation, our Code of Conduct and the Political Contributions, Lobbying and Government Communications policy ("Political Contributions Policy"). Annually, the GCN Committee reviews our workforce strategy, including DEI initiatives. The ONES Committee oversees our environmental strategy and performance, employee and contractor safety, customer service and operational performance in delivering electricity and natural gas service to customers. This includes managing risks related to climate, physical security, cybersecurity and public safety. The key aspects of how we manage ESG responsibilities are described below.

Board Oversight

The full Board considers and addresses key sustainability issues in the context of our broader corporate strategy. While the GCN Committee has overall responsibility for ESG oversight, other Board committees also have oversight responsibilities that relate to specific sustainability issues.
•Audit Committee: oversees corporate compliance related to ethics and business conduct
•Finance Committee: oversees clean energy investments, investor relations, affordability and financial health
•GCN Committee: oversees workforce development and compensation, DEI strategy, executive compensation, the Code of Conduct and lobbying and political contributions policies and disclosures
•ONES Committee: oversees employee and public safety, environmental performance and strategy and overall operations, including reliability, physical security, cybersecurity and climate change

Executive Oversight and Management

The executive team is accountable for strategy execution, including sustainability and ESG responsibilities and initiatives.
•Each Board committee has a senior executive serving as the coordinating officer who plans agendas and supports the committee in carrying out its duties
•Strategies and key initiatives are crafted and executed to strike a balance among reliability, affordability and environmental impact
•Xcel Energy was among the first U.S. energy providers to tie environmental performance directly to long-term executive compensation over 15 years ago, with long-term compensation currently tied to carbon reductions. Annual executive incentive compensation is based on the corporate scorecard, which fully aligns with ESG issues, including safety, reliability, customer satisfaction, wind availability and DEI progress

HORIZON BOUND PROXY STATEMENT 2022	21

Corporate Governance

Business Area Responsibilities

While the entire organization and each operating company supports sustainability and ESG efforts, specific business areas are directly accountable for addressing various ESG issues and opportunities. We use performance management techniques and compensation design to align employees around successful execution of our goals and efforts.
•Strategy, Planning and External Affairs: sustainability strategy, governance and reporting, environmental strategy and performance and energy and public policy, including political contributions disclosure and resource planning
•Risk, Audit and Compliance: risk management, corporate policies and ethics and compliance, including Code of Conduct
•General Counsel: corporate governance, disclosure and regulatory efforts that support our goals
•Generation: power production, environmental performance and regulatory efforts that support the clean energy transition
•Operations: customer electricity and natural gas service, safety, affordability and reliability
•Customer and Innovation: energy efficiency and conservation, electrification and electric vehicles, customer programs and satisfaction, economic development, security and emerging technology
•Human Resources: workforce strategy and development, DEI initiatives, labor practices, public and employee safety, the Xcel Energy Foundation and employee engagement programs
•Financial Operations: capital project governance, compliance, budget and cost management, affordability, investor relations and disclosure

Operating Company Responsibilities

Our strategy is implemented through the four operating companies, including sustainability initiatives.
•Operating company staff engage with local stakeholders to understand their perspectives, priorities and goals. They support sustainability initiatives and work to address energy and policy issues, such as climate change, environmental justice, social equity and the responsible transition from coal
•Regulatory and resource plans are designed to meet the future needs of our customers, states and other stakeholders, including delivering cleaner energy while maintaining customer affordability and reliability
•Community giving and volunteer programs are implemented with local nonprofit organizations, with a focus on environmental stewardship, economic sustainability, access to the arts and culture and science, technology, engineering and math education to build our future workforce, both for our Company and communities

Political Contributions, Lobbying and Government Communications Disclosure
We believe interaction with legislative and policy-making environments is important to our business and is a part of responsible corporate citizenship. Xcel Energy works with federal, state and local officials on political activities important to our Company, employees, customers and shareholders. We may provide financial support to political candidates, committees and other political organizations by making corporate contributions when it is legally permissible to do so. Political activity by our Company is done to promote the interests of our Company, customers, communities, employees and shareholders, and we seek to have interactions that are clear, transparent and in full compliance with all laws, regulations and Company policies.
The Board plays an important role in providing oversight of our public policy engagement and political participation with respect to significant policy issues that could impact the reputation of the electric and gas utility industry and Xcel Energy. The GCN Committee annually reviews our Political Contributions Policy, lobbying expenditures, contributions and key lobbying activities. Our policy requires advanced approval by our Executive Vice President, Chief Legal and Compliance Officer and our Senior Vice President, Strategy, Security and External Affairs and Chief Sustainability Officer for contributions to candidate campaigns, ballot measures or initiatives and organizations registered under Section 527 of the Internal Revenue Code and contributions exceeding $25,000 to 501(c)(4) organizations. These contributions along with the Political Contributions Policy are disclosed on our website at www.xcelenergy.com.

22

Corporate Governance
Human Capital Management
Xcel Energy employees are the driving force behind our Company’s success. Our workforce strategy is designed to put the best talent in place and create a culture that motivates and inspires employees to lead the way in achieving our clean energy goals and delivering an exceptional customer experience. By partnering with educational and community organizations, we fill our talent pipeline with diverse employees who reflect the communities we serve and embrace our values: Trustworthy, Safe, Connected and Committed. Our strategic, data-driven approach to workforce and succession planning, combined with modernized best practices in learning and development, ensure our enterprise will continue to have the skills and capabilities required to meet the evolving needs of our business, customers and communities.
To attract and retain high quality talent, we meet the interests of both our organization and workforce with pay-for-performance compensation, holistic well-being benefits, recognition programs and a high-impact performance management system that emphasizes ongoing coaching conversations between leaders and team members. Continuously elevating the quality and safety of the workplace is a top priority. Through our Safety Always approach, we are considered a benchmark company for our focus on eliminating life-altering injuries through a trusting, transparent culture and the use of critical controls.
Diversity, Equity and Inclusion and Human Rights
We aim to create an inclusive work culture where employees are treated equitably, and diversity is not only accepted but celebrated. Our CEO and senior executives lead by example, fostering an open and accepting work environment through their interactions, communications and personal sponsorship of diverse top talent throughout the organization. Enterprise-wide learnings on topics such as microinequities and unconscious bias and inclusive leadership help ensure diversity and inclusion are woven into the fabric of our Company. The Company hosts 11 business resource groups to support employee interests and obtain diverse perspectives when solving challenges and achieving goals. We hold ourselves accountable to our communities and employees and measure our progress through corporate scorecard metrics that include, among other things, employee feedback from our engagement survey on our inclusive culture. We strive for diversity, equity and inclusion to be an integral part of who we are, how we operate and how we see our future.
In 2021, Xcel Energy received the following recognitions:

Ethisphere	Fortune	Human Rights Campaign	GI Jobs	Military Times
World's Most Ethical Companies	World's Most Admired Companies	Best Places to Work for LGBTQ Equality	Military Friendly Employer	Best for Vets
In our Human Rights Position statement, we have publicly confirmed our commitment to the advancement and protection of human rights throughout our operations, consistent with all U.S. human rights laws and the general principles set forth in the International Labour Organization Conventions, including freedom of association and the right to collective bargaining for employees such as the almost half of our workforce represented by local unions. Xcel Energy does not tolerate discrimination, violations of our Code of Conduct or Human Rights Position statement or other unacceptable behaviors. We offer employees multiple avenues to raise concerns or report wrong-doing and do not permit any retaliation for doing so.
Board Oversight and Governance
The Board is actively engaged in oversight of human capital management. The GCN Committee annually reviews our workforce strategy, including our DEI initiatives and management's annual incentive plan. KPIs include employee safety metrics and DEI goals. The annual employee engagement survey results are shared with the GCN Committee. The GCN Committee is also responsible for the development of CEO and executive officer succession plans to ensure a strong, diverse pipeline of future leaders.
Our workforce demographics as of December 2021 (unless otherwise noted) were as follows.

Representation	Female	Ethnically Diverse
Board of Directors(1)	23%	15%
CEO direct reports(1)	36%	18%
Management	22%	11%
Employees	24%	17%
New hires	39%	26%
Interns (hired throughout 2021)	34%	27%
(1) Demographics as of February 1, 2022.

HORIZON BOUND PROXY STATEMENT 2022	23

Corporate Governance
Governing Documents and Proxy Access
The following materials relating to our corporate governance can be found on our website at www.xcelenergy.com under "Company—Investors—Governance Documents" and are also available free of charge to shareholders who request them.

•Guidelines on Corporate Governance •Amended and Restated Articles of Incorporation •Bylaws •Code of Conduct •Political Contributions Policy	•Audit Committee Charter •Finance Committee Charter •Governance, Compensation and Nominating Committee Charter •Operations, Nuclear, Environmental and Safety Committee Charter
Shareholders may request our governing documents by writing our offices at: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. We publish any amendments to the Code of Conduct and waivers of the Code of Conduct for our executive officers or directors on our website.
Proxy Access
In February 2016, we amended our bylaws to permit any shareholder (or group of no more than 20 shareholders) owning 3% or more of our common stock continuously for at least three years to nominate up to an aggregated limit of two candidates or 20% of our Board (whichever is greater) for inclusion in our proxy statement. Notice of such nominees for the 2023 Annual Meeting of Shareholders must be received no earlier than November 6, 2022 and no later than close of business on December 6, 2022. Notice should be addressed to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at www.xcelenergy.com, under "Company—Investors—Governance Documents."

24

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Serving shareholders well is a key priority for the Board. We believe a well-qualified and diverse mix of directors best positions the Board to effectively govern and achieve strong results. Demonstrated leadership, judgment and expertise, combined with diversity, integrity and experience, are some of the important characteristics for Board members. Such characteristics are evaluated when considering director candidates.
We currently have 13 directors on our Board. Messrs. Westerlund and Wolf will not be standing for re-election at the 2022 Annual Meeting of Shareholders in accordance with our term limit policy for directors. Xcel Energy thanks both Messrs. Westerlund and Wolf for their significant contributions and service to the Company since 2007.
The Board has set the size of the Board at 11 as of the annual meeting, and 11 director nominees have been recommended by the GCN Committee and nominated by the Board. Of the 11 nominees, all 11 were elected by our shareholders at the 2021 Annual Meeting of Shareholders.
We believe the slate of directors brings not only the right expertise and experience to the Board, but also the right attributes to ensure constructive and free exchange of ideas and opinions with each other and with management.
Each of the 11 director nominees has agreed to be named in this proxy statement and to serve if elected. Should any nominee become unable to serve for any reason, the persons named as proxies reserve full discretion to vote "FOR" any other persons who may be recommended by the GCN Committee and nominated by the Board, or the Board may reduce the number of nominees. If elected at the annual meeting, the nominees will hold office until the 2023 Annual Meeting of Shareholders and until their successors have been elected and qualified.

The Board recommends a vote "FOR" the election to the Board of each of the following nominees.

Lynn Casey Retired Chair and CEO, Padilla

Director Qualifications and Experience
Ms. Casey has extensive executive experience in brand strategy and investor, corporate and media relations. She is nationally recognized as an industry leader in building and protecting brands. Ms. Casey brings valuable skills to the Board with her experience in creating and delivering high-impact communication strategies, her expertise in crisis communications and management and her strong commitment to the local community. Ms. Casey also serves as a director of several nonprofit organizations in the communities that we serve.
Business Experience
•Chair, Padilla, a public relations and communications firm (August 2018 to December 2019)
•Chair and CEO, Padilla (2013 to August 2018)
•CEO, Padilla Speer Beardsley (2001 to 2013)
Other Public Company Boards
•None

Age 66 Director since 2018 Committees •Finance •ONES

HORIZON BOUND PROXY STATEMENT 2022	25

Proposal No. 1 Election of Directors

Bob Frenzel Chairman of the Board, President and CEO, Xcel Energy Inc.

Director Qualifications and Experience
Mr. Frenzel brings extensive experience and perspective to the Board in the areas of energy, operations, finance, corporate development and risk management. Previous to his role as the Company's President and Chief Executive Officer, Mr. Frenzel served as the Company's President and Chief Operating Officer, leading Xcel Energy's four utility operating companies as well as our transmission, distribution and natural gas operations. Having served as Chief Financial Officer of Xcel Energy and of Luminant, Mr. Frenzel has valuable knowledge of finance, tax, accounting and corporate development functions. He also has experience in banking and with financial transactions within the energy and power industry. Prior to starting his business career, Mr. Frenzel served in the United States Navy for six years as a nuclear engineering officer and weapons officer and was promoted to lieutenant commander in the Navy Reserve following active duty. He has also served as a director for various nonprofit organizations.
Business Experience
•Chairman of the Board, Xcel Energy Inc. (December 2021 to present)
•President and CEO, Xcel Energy Inc. (August 2021 to present)
•President and Chief Operating Officer, Xcel Energy Inc. (March 2020 to August 2021)
•Executive Vice President and Chief Financial Officer, Xcel Energy Inc. (2016 to March 2020)
•Senior Vice President and Chief Financial Officer, Luminant, a wholly owned subsidiary of Energy Future Holdings Corporation ("EFH"), an electric utility company (2012 to 2016); EFH filed for bankruptcy in 2014 and emerged from bankruptcy in 2016
•Senior Vice President for Corporate Development, Strategy and Mergers and Acquisitions, EFH (2009 to 2012)
•Vice President, Investment Banking Division, Goldman Sachs (2002 to 2009)
Other Public Company Boards
•Patterson Companies, Inc. (Since 2018)

Age 51 Director since 2021 Committees •None

Netha Johnson President, Bromine Specialties, Albemarle Corporation

Director Qualifications and Experience
Mr. Johnson’s global operations leadership experience provides the Board with valuable business and strategic insight and executive leadership skill. His background in the specialty chemicals industry is relevant to our business, and his experience with the industry and electrical and renewable energy solutions provides valuable insight to our business as we work towards our carbon-free future. Prior to starting his business career, Mr. Johnson was an officer in the United States Navy. Mr. Johnson has served as a director on several nonprofit boards throughout his career.
Business Experience
•President, Bromine Specialties, Albemarle Corporation, a global specialty chemicals company (August 2018 to present)
•Vice President and General Manager, 3M Company, a multi-national industrial, worker safety, health care and consumer goods company (2015 to August 2018)
•President, Filtration, Pentair, a global water treatment company (2010 to 2015)
Other Public Company Boards
•None

Age 51 Director since 2020 Committees •Finance •ONES

26

Proposal No. 1 Election of Directors

Patricia Kampling Retired Chairman and CEO, Alliant Energy Corporation

Director Qualifications and Experience
Ms. Kampling is the former Chairman and Chief Executive Officer of Alliant Energy Corporation. She has four decades of experience in the energy industry, having held leadership roles at Exelon Corporation and the former IPSCO Corporation prior to her tenure at Alliant. Ms. Kampling provides the Board with extensive utility-specific experience relating to finance, strategy, risk management and regulation. Ms. Kampling also currently serves on several nonprofit boards.
Business Experience
•Chairman and CEO, Alliant Energy Corporation, a public utility holding company (2012 to 2019)
•President and Chief Operating Officer, Alliant Energy Corporation (2011 to 2012)
•Executive Vice President and Chief Financial Officer, Alliant Energy Corporation (2010 to 2011)
Other Public Company Boards
•American Water Works Co Inc. (Since 2019)
•Fidelity Equity and High Income Funds (Since 2020)
Former Public Company Boards
•Briggs & Stratton Corp. (2011 to 2021)
•Alliant Energy Corporation (2012 to 2019)

Age 62 Director since 2020 Committees •Finance •GCN

George Kehl Retired Office Managing Partner, KPMG LLP

Director Qualifications and Experience
With 38 years of experience in a global public accounting firm, Mr. Kehl brings extensive knowledge of financial accounting and auditing and experience with internal control over financial reporting, which is valuable to our highly regulated company. He was an audit partner for 25 years at KPMG LLP, serving mostly Fortune 500 companies, and was the managing partner of the Minneapolis office from 2010 until his retirement in 2019. Mr. Kehl is a Certified Public Accountant in Minnesota and Florida. His experience provides the Board with valuable strategic business, leadership and financial expertise, and the Board has determined Mr. Kehl to be an audit committee financial expert. Mr. Kehl has served as a director of several non-profit companies in the communities we serve, providing valuable insights into our stakeholder base that is vital to our business.
Business Experience
•Office Managing Partner, KPMG LLP, a global audit, tax and advisory firm (2010 to 2019)
•Audit Partner, KPMG LLP (1994 to 2019)
Other Public Company Boards
•None

Age 63 Director since 2020 Committees •Audit •Finance

HORIZON BOUND PROXY STATEMENT 2022	27

Proposal No. 1 Election of Directors

Richard O’Brien Independent Consultant

Director Qualifications and Experience
Mr. O’Brien’s extensive executive experience provides to the Board valuable strategic insight, leadership skills and a sound understanding of delivering effective operations in an expansive and capital-intensive business. His acumen in financial reporting and accounting has been determined by our Board to qualify him as an audit committee financial expert. He is currently consulting in the areas of strategy, leadership and operating effectiveness with select mining firms. His background in both the mining and electric and gas industries is directly relevant to our business, and he brings both valuable experience in effective management of environmental issues and expertise in industry and regulatory issues to our Board.
Business Experience
•Independent Consultant (2015 to present)
•President and CEO, Boart Longyear Limited, a global provider of drilling services, equipment and performance tooling for mining and drilling companies (2013 to 2015)
•CEO, Newmont Mining Corporation, a global gold mining company (2012 to 2013)
•President and CEO, Newmont Mining Corporation (2007 to 2012)
Other Public Company Boards
•Vulcan Materials Company (Since 2008)
Former Public Company Boards
•Pretium Resources Inc. (2019 to March 2022)

Age 68 Director since 2012 Committees •Audit (Chair) •ONES

Charles Pardee President, Terrestrial Energy, USA

Director Qualifications and Experience
Mr. Pardee is the President of Terrestrial Energy, USA, a nuclear technology company. Mr. Pardee has more than 38 years of experience in the energy industry, having held leadership roles at the Tennessee Valley Authority and Exelon Corporation. Mr. Pardee has worked with several other energy companies, including Florida Power Corporation, Carolina Power and Light, as well as the Institute of Nuclear Power Operations. Mr. Pardee served as a Lieutenant in the United States Navy for nine years. Mr. Pardee is the chair and director of the Committee on Nuclear Power for the Emirates Nuclear Energy Corporation in the United Arab Emirates. He also sits on the nuclear safety advisory board for the Tokyo Electric Power company.
Business Experience
•President, Terrestrial Energy, USA, a nuclear technology company (June 2019 to Present)
•Executive Vice President, Chief Operating Officer, Tennessee Valley Authority (2013 to 2017)
•Executive Vice President, Chief Generation Officer, Tennessee Valley Authority, a federally owned corporation that provides navigation, flood control, electricity generation, fertilizer manufacturing and economic development to the Tennessee Valley (January 2013 to April 2013)
•Chief Operating Officer, Exelon Generation, Exelon corporation’s energy provider (2010 to 2013)
•President & Chief Nuclear Officer, Exelon Nuclear, Exelon corporation’s nuclear division (2007 to 2010)
Other Public Company Boards
•None

Age 62 Director since 2020 Committees •Audit •ONES (Chair)

28

Proposal No. 1 Election of Directors

Christopher Policinski Retired President and CEO, Land O'Lakes, Inc.

Director Qualifications and Experience
Mr. Policinski led a rapidly growing, multinational food and agricultural cooperative, an experience that positioned him to provide valuable leadership and strategic insight in effectively addressing environmental and other major issues. As the former president and CEO of the third-largest United States cooperative, Mr. Policinski has a wealth of experience in effectively managing operations, addressing new risks and regulatory requirements and delivering value via effective growth management. He is well versed in finance and the financial reporting process. Mr. Policinski has experience as a director of a number of nonprofits, educational institutions and trade industry groups and provides a solid understanding of the communities we serve.
Business Experience
•CEO, CJP Leadership Partners, LLC, a consulting company (2021 to present)
•CEO, VitaKey, a nutrition science company (August 2020 to February 2021)
•President and CEO, Land O’Lakes, Inc., an agricultural and dairy cooperative (2005 to 2018)
•Senior leadership positions at Land O’Lakes, Inc. and The Pillsbury Company, a grain processing and food production company
Other Public Company Boards
•Hormel Foods Corporation (Since 2012)

Age 63 Director since 2009 Lead Independent Director since 2016 Committee •GCN

James Prokopanko Retired President and CEO, The Mosaic Company

Director Qualifications and Experience
Having led large and complex businesses, Mr. Prokopanko brings valuable leadership skills and strategic insight to the Board. Throughout his career he has created growth, managed expansive operations, built key assets and effectively addressed environmental issues, all valuable skills to contribute to the Board. His experience in commodities, with capital-intensive businesses and as a director for other public companies likewise contributes valuable and relevant expertise to the Board. Mr. Prokopanko works with, supports and has served on the boards of several nonprofit organizations and brings a thoughtful understanding of the communities we serve.
Business Experience
•President and CEO, The Mosaic Company, producer of phosphate and potash crop nutrients (2007 to 2015)
•Executive Vice President and COO, The Mosaic Company (2006 to 2007)
•Senior leadership positions, Cargill Corporation, trading, purchasing and distributing grain and other agricultural commodities (1999 to 2006)
Other Public Company Boards
•Regions Financial (Since 2016)
•Vulcan Materials Company (Since 2009)

Age 68 Director since 2015 Committees •GCN (Chair) •ONES

HORIZON BOUND PROXY STATEMENT 2022	29

Proposal No. 1 Election of Directors

Kim Williams Retired Partner, Wellington Management Company LLP

Director Qualifications and Experience
Ms. Williams brings extensive experience in leadership with a major investment management company, providing valuable and unique strategic insights to the Board. Her strong financial background is particularly valuable in our capital-intensive industry. She brings extensive expertise in risk assessment and management that is valuable for our business. She is active in the community and has served as a trustee of a number of nonprofit and educational boards.
Business Experience
•Partner, Wellington Management Company, LLP, an investment and asset management company for institutional investors (1995 to 2005)
•Leadership positions, Loomis, Sayles & Co., Inc., an investment management company, and Imperial Chemical Industries Pension Fund, a defined benefit occupational pension fund (prior to 1995)
Other Public Company Boards
•Weyerhaeuser Corporation (Since 2006)
•E.W. Scripps (Since 2008)

Age 66 Director since 2009 Committees •Finance (Chair) •GCN

Daniel Yohannes Former United States Ambassador to the Organization for Economic Cooperation and Development

Director Qualifications and Experience
Mr. Yohannes has a successful record of operation execution and corporate transformation as a Chief Executive Officer and as an entrepreneur. Mr. Yohannes brings extensive experience in banking, economic development and in global energy policy, providing the Board with strategic insight and leadership skills. He has served in leadership roles in U.S. Government organizations, and for which he was nominated by President Obama and confirmed by the U.S. Senate. He is very passionate about protecting the environment and economic equity issues. He is very active in his community and serves on various boards of nonprofits and civic organizations.
Business Experience
•U.S. Ambassador and Permanent Representative to the Organization for Economic Cooperation and Development, including the International Energy Agency and the Nuclear Energy Agency (2014 to 2017)
•Chief Executive Officer, Millennium Challenge Corporation, an independent U.S. Government foreign aid agency (2009 to 2014)
•Prior leadership positions with US Bank and Security Pacific Bank (now Bank of America)
•Co-founder of New Resource Bank, which invests in environmentally sustainable businesses
Other Public Company Boards
•Dow Inc. (2019 to present)

Age 69 Director since 2017 Committees •Audit •Finance

30

OWNERSHIP OF SECURITIES
Directors and Officers
The table below provides the beneficial ownership of our common stock as of March 21, 2022 for (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table; and (c) the directors and current executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) over the shares noted. As of March 21, 2022, there were 544,530,461 shares of our common stock issued, outstanding and entitled to vote. None of the listed individual directors, director nominees or officers beneficially owned more than 1% of our common stock on March 21, 2022. The directors and executive officers as a group beneficially owned less than 1% of our common stock on March 21, 2022. None of the shares owned by our directors or executives are subject to any type of pledge.

Name of Beneficial Owner	Principal Position	Common Stock		Restricted Stock	Total Shares Beneficially Owned		Stock Equivalents(1)
Lynn Casey	Director	1,130		—	1,130		16,949
Netha Johnson	Director	531		—	531		4,771
Patricia Kampling	Director	3,739		—	3,739		1,723
George Kehl	Director	538		—	538		4,771
Richard O’Brien	Director	9,230		—	9,230		64,213
Charles Pardee	Director	4,243		—	4,243		3,517
Christopher Policinski	Director	2,000		—	2,000		109,052
James Prokopanko	Director	1,000		—	1,000		23,486
David Westerlund	Director	7,750		—	7,750		145,216
Kim Williams	Director	7,403		—	7,403		91,845
Timothy Wolf	Director	1,300	(2)	—	1,300	(2)	76,596
Daniel Yohannes	Director	6,195		—	6,195		9,247
Bob Frenzel	Chairman, President and Chief Executive Officer	100,201		—	100,201		—
Brian Van Abel	Executive Vice President, Chief Financial Officer	33,825		—	33,825		—
Brett Carter	Executive Vice President, Group President, Utilities and Chief Customer Officer	38,916		—	38,916		12,734
Timothy O'Connor	Executive Vice President, Chief Operations Officer	15,180		—	15,180		75,388
Amanda Rome	Executive Vice President, Chief Legal and Compliance Officer	7,547		3,409	10,956		—
Ben Fowke	Former Chairman and Chief Executive Officer	138,795		—	138,795		78,529
Directors and Current Executive Officers as a group (19 persons)		270,902		3,409	274,311		640,533
(1)Common stock equivalents represent (i) the share equivalents of our common stock held by executive officers under our deferred compensation plan as of March 21, 2022 and (ii) stock equivalent units held under the directors’ Stock Program as of March 21, 2022. For information on common stock equivalents granted during 2021 and holdings at December 31, 2021, see page 59. The information in this column is not required by the rules of the SEC because these share equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of March 21, 2022. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.
(2)Includes 300 shares owned by Mr. Wolf’s son. Mr. Wolf does not have investment or voting power over these shares and disclaims beneficial ownership of these shares.

HORIZON BOUND PROXY STATEMENT 2022	31

Ownership of Securities
Largest Shareholders
The table below provides information as to each person or entity known to us to be the beneficial owner of more than 5% of our common stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	54,190,364	10.10%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	48,780,248	9.06%
JPMorgan Chase & Co.(3) 383 Madison Avenue New York, NY 10179	31,322,269	5.80%
State Street Corporation(4) State Street Financial Center One Lincoln Street Boston, MA 02111	27,639,699	5.13%
(1)This information, including percent of class, is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 27, 2022. BlackRock, Inc. reported having sole voting power over 41,627,076 shares and sole dispositive power over 54,190,364 shares as of December 31, 2021.
(2)This information, including percent of class, is based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2022. The Vanguard Group reported having shared voting power over 1,055,776 shares, sole dispositive power over 46,401,012 shares and shared dispositive power over 2,379,236 shares as of December 31, 2021.
(3)This information, including percent of class, is based solely on a Schedule 13G/A filed with the SEC by JPMorgan Chase & Co. on January 18, 2022. JPMorgan Chase & Co. reported having sole voting power over 29,812,134 shares, shared voting power over 42,759 shares, sole dispositive power over 31,256,178 shares and shared dispositive power over 58,275 shares as of December 31, 2021.
(4)This information, including percent of class, is based solely on a Schedule 13G/A filed with the SEC by State Street Corporation on February 14, 2022. State Street Corporation reported having shared voting power over 24,560,743 shares and shared dispositive power over 27,609,901 shares as of December 31, 2021.

32

PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. We are seeking our shareholders’ views on the compensation of named executive officers identified in the Executive Compensation Tables section of this proxy statement through an advisory vote on the following resolution:
"RESOLVED, that the compensation paid to our named executive officers, as disclosed in our 2022 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."
Our goal for our executive compensation program is to align executive leadership’s interests with those of our shareholders, customers and employees. The Board believes our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our shareholders.
Shareholders are urged to read the CD&A and other information included in the Executive Compensation Tables section of this proxy statement. The GCN Committee and the Board believe that the information provided in these sections demonstrate that our executive compensation program aligns our executives’ compensation with our short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success.
As an advisory vote, this proposal is not binding upon the Company. However, the GCN Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board recommends a vote "FOR" approval of the advisory vote on compensation.

HORIZON BOUND PROXY STATEMENT 2022	33

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the material components of our 2021 compensation program for the executive officers listed in the Summary Compensation Table in this proxy statement (the "named executive officers" or "NEOs").
Highlights
2021 Performance
We are successfully executing our strategy for long-term customer and shareholder value and delivering the safe, reliable, affordable, clean energy our customers want.

Financial Results
•Consistently delivered a competitive total shareholder return ("TSR")
•Met or exceeded ongoing EPS guidance for 17 consecutive years, with 14 years in the mid to high range of guidance
•Increased our dividend for 18 consecutive years

Foster a Safe and Inclusive Work Culture
•Considered a benchmark company for our industry-leading approach to employee safety that focuses on eliminating life-altering injuries through a trusting, transparent culture and the use of critical controls
•Delivered on a new incentive-based metric for diversity, equity and inclusion, focusing on diverse interview panels, executive sponsorship and employee feedback on inclusion in the workplace
•Disclosed our Form EEO-1 for the first time

Lead the Clean Energy Transition
•Reduced carbon emissions 50% since 2005 and remain on track to achieve 80% carbon reduction by 2030, with a projected energy mix that is well over 60% renewable by 2030 and the full exit of coal by 2034
•29% lower water consumption since 2005, with goal to reduce consumption 70% by 2030
•Extended clean energy vision to the natural gas business, committing to reduce greenhouse gas emissions 25% by 2030 and deliver net-zero natural gas by 2050 across supply, distribution and customer use

Enhance the Customer Experience
•More than 60,000 electric vehicles powered in our service area and 1,200 charging ports installed as new programs launched for all types of customers
•Over 300,000 smart meters installed with plans to install more than 1 million in 2022, providing greater efficiency, reliability and cleaner electricity
•94% of customers' power was restored within 24 hours following severe weather events

Keep Bills Low
•Kept average residential bill increases below 1% annually since 2013
•Continued to control operating and maintenance expenses, while prudently investing and reducing costs through ongoing process and technology improvements
•Added over 3,600 megawatts of owned wind power since 2017, delivering more than $1.8 billion in customer savings

Management Changes
As part of the Board's thoughtful succession planning and to strengthen the Company’s focus on our strategic goals and continue executive development, in August 2021, Ben Fowke retired as our CEO and transitioned to Executive Chairman, Bob Frenzel became our President and CEO and Timothy O’Connor became our Executive Vice President, Chief Operations Officer. Effective December 31, 2021, Mr. Fowke retired from the Company and, after thoughtful consideration and evaluation, Mr. Frenzel transitioned to a combined Chairman, President and CEO role. Effective March 1, 2022 Brett Carter was named our Executive Vice President, Group President, Utilities and Chief Customer Officer. These leadership changes are reflected in the executive compensation tables following the Compensation Discussion and Analysis.
2021 Compensation
No significant changes were made to our executive compensation program for 2021 notwithstanding the ongoing challenges of COVID-19. Our executive compensation program continues to be primarily variable compensation based on performance outcomes. We continue to monitor evolving best practices to ensure our talent needs for attraction, motivation and retention are met, and we continue to assess certain features of our programs compared to market practices.

34

Compensation Discussion and Analysis
Our 2021 incentive compensation outcomes are:
•The 2021 annual incentive program achieved a payout of 94.93% of targeted results. This payout is reflective of our operational and strong financial performance, as described in the Annual Incentive section beginning on page 38.
•Performance-based long-term incentive awards that settled in 2021 achieved a weighted average payout of 183% of targeted performance. This result is reflective of our exceptional relative TSR performance and achievement of our environmental commitment to reduce carbon dioxide emissions, as described in the Long-Term Incentives section on pages 40 to 41.
Compensation Philosophy
Our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, customers and employees. Our compensation philosophy is based on the following principles:

Performance Based	Market Competitive	Equity-Based Incentive

•Majority of executive compensation is at risk, and pay is aligned with Company performance •Motivates achievement of financial, operational and stock price performance goals	•Enables us to attract and retain talented leaders •Compares us to an industry peer group	•Focuses on long-term shareholder value •Aligns executive interests with those of shareholders and rewards for strategic success
This philosophy, which includes significant emphasis on pay for performance, is applied consistently across all executives. Individual compensation may be differentiated based on scope of responsibilities, experience and contributions to Company results.
Executive Compensation Practices
Our compensation practices for NEOs are outlined below. These practices reflect our compensation philosophy and help ensure sound corporate governance practices.

What We Do	What We Don’t Do

•Pay for performance with a substantial percentage of each NEO’s total direct compensation being variable, at risk and aligned with performance-based metrics
•Use an appropriate peer group when establishing compensation
•Balance short-term and long-term incentive performance goals to reflect operating and strategic objectives

•Place strong emphasis on performance-based equity awards
•Align executive compensation with shareholder returns through long-term incentives
•Include caps on individual payouts in incentive plans
•Set significant stock ownership guidelines for NEOs, other executives and non-employee directors

•Require shares to be held until stock ownership guidelines achieved
•Mitigate undue risk-taking in compensation programs
•Include recoupment provisions in our annual and long-term incentive programs
•Retain an independent compensation consultant

•Provide employment contracts to NEOs
•Permit directors or employees to hedge their Company stock
•Provide unusual or excessive perquisites
•Provide tax gross-ups on severance benefits
•Provide tax gross-ups on executive perquisites except for circumstances regarding relocation
•Supplement service credit to newly hired officers under any of our qualified or nonqualified retirement plans

Our Compensation Program Supports our ESG Strategy ESG metrics have been included in our incentive compensation plans since 2000:

2000 Employee safety metrics have been included as a key performance indicator on our corporate scorecard and annual incentive plan since Xcel Energy was formed	2005 Environmental reductions and projects have been tied to long-term incentives for the past 17 years	2014 Our current carbon emissions reduction goal has been in place for the past eight years	2021 DE&I metric added as a key performance indicator as part of our corporate scorecard and annual incentive plan

HORIZON BOUND PROXY STATEMENT 2022	35

Compensation Discussion and Analysis
Impact of Say-on-Pay Vote

Each year, Xcel Energy provides shareholders with a non-binding say-on-pay vote on its executive compensation programs.
Of the votes cast at our 2021 Annual Meeting, 95% were in favor of our executive compensation programs and policies.
The GCN Committee evaluated results of the say-on-pay vote, and in light of the broad shareholder support of our executive compensation programs, the GCN Committee decided to maintain the core design of our compensation programs. The GCN Committee will continue to consider the outcome of future say-on-pay votes, in addition to various other factors, when making future compensation decisions.

Establishing Compensation
Market Analysis
At the GCN Committee’s request, Meridian, its independent compensation consultant, presented an annual market assessment comparing our executive compensation programs and compensation against our peer group for:
•base salary;
•total cash compensation (base salary plus target annual incentive); and
•total direct compensation (total cash compensation plus target long-term incentive).
To provide a broad perspective of the competitive market, Meridian analyzed data for various market pay levels, including the 25th, 50th and 75th percentiles. We consider compensation (base salary, target annual incentive, target long-term incentive and target total compensation) to be market competitive if it is within a competitive range of the median or 50th percentile of the peer group.
For 2021, the GCN Committee made pay decisions based on this annual market assessment of compensation and specific factors about each NEO, including experience, internal equity, Company results, scope and responsibility, retention and the NEO’s role in succession planning.
The GCN Committee exercises its independent judgment to approve the compensation level for the CEO. For all other executive officers, the GCN Committee considers the CEO’s recommendation for setting compensation levels. The GCN Committee approved compensation for the CEO and all other executive officers that is aligned with our overall compensation philosophy described above.
Peer Group
Our peer group of publicly traded energy services companies is generally consistent from year to year (subject to changes resulting from mergers and acquisitions or other significant corporate events) and was developed by Meridian and approved by the GCN Committee to approximate the competitive market in which we compete for talent. Peer group companies were selected primarily based on the following criteria:
•Utilities with similar revenue and market capitalization.
•Part of the market for which we compete for talent and investor capital.
•Similar operating models and risk profile.
•Included in an executive compensation survey database for which compensation information is available for a cross-section of executive and managerial roles.
Based on the application of these criteria, the GCN Committee selected the following peer group for 2021, which is unchanged from the prior year.

2021 Peer Group Companies

Ameren Corporation American Electric Power Company CenterPoint Energy CMS Energy Corporation Consolidated Edison	Dominion Energy DTE Energy Company Duke Energy Corporation Edison International Entergy Corporation	Evergy, Inc. Eversource Energy Exelon Corporation FirstEnergy Corp. NextEra Energy	PPL Corporation Public Service Enterprise Group Incorporated Sempra Energy The Southern Company WEC Energy Group

In December 2020, at the time 2021 compensation was assessed:
•The median revenue for the peer group was $11.6 billion as compared to our revenue of $11.6 billion.
•The median market capitalization for the peer group was $27.8 billion as compared to our market capitalization of $36.8 billion.

36

Compensation Discussion and Analysis
Executive Compensation Elements
The following table provides information regarding the elements of total direct compensation for the NEOs in 2021:
Perquisites offered by the Company are limited in nature and scope, consistent with our goal of providing market-based compensation and benefits. Historically the Company has not allowed personal use of corporate aircraft if additional costs would be incurred by the Company. In light of the continued COVID-19 pandemic, including the uncertainty and safety concerns involved with commercial travel, the Company permitted certain NEOs to use corporate aircraft for limited personal use in 2021. The aggregate incremental cost for such use is included as compensation in the Summary Compensation Table.
We provide the following retirement and post-employment programs:
Retirement and Post-Employment Programs

Pension Plan (qualified and nonqualified)	401(k) Savings Plan and Deferred Compensation Plan	Severance and Change in Control

•Provides retirement income for eligible participants based on fixed plan-based formulas	•Provides for savings opportunities by deferring salary up to tax code limitations (401(k)) and salary, annual incentive and/or long-term incentive (Deferred Compensation)	•Provides compensation and benefits in the case of involuntary termination without cause.
Mix of Total Compensation
We balance the mix of compensation to the NEOs by delivering a blend of short-term and long-term incentives that are consistent with prevailing market practice and our compensation philosophy. This approach has effectively resulted in 87% of total direct compensation for the current CEO and 74% of total direct compensation for the other current NEOs to be in the form of variable compensation, with the remainder representing fixed compensation. The GCN Committee and the Board believe this design encourages a balance of short-range and long-range strategic thinking, which is important given the long-term nature of utility operations and the capital investment necessary for such operations.
The following charts illustrate the mix of total direct compensation for the current CEO and other NEOs at target performance in 2021.

Bob Frenzel, CEO

All Other Current NEOs (average)

HORIZON BOUND PROXY STATEMENT 2022	37

Compensation Discussion and Analysis
Overview of Target Total Compensation
For 2021, the GCN Committee set each NEO’s base salary, target annual incentive and target long-term incentive awards, which are shown in the table below.

			Long-Term Incentive Targets
Named Executive Officer	Annualized Base Salary ($)	Annual Incentive Target (% of Base Salary)(1)	Performance Shares ($)	Restricted Stock Units ($)	Total ($)
Bob Frenzel, Chairman, President and CEO(2)	1,200,000	125%	5,040,000	1,260,000	9,000,000
Brian Van Abel, Executive Vice President, Chief Financial Officer	650,000	75%	1,240,000	310,000	2,687,500
Brett Carter, Executive Vice President, Group President, Utilities and Chief Customer Officer(3)	580,000	80%	900,000	225,000	2,169,000
Timothy O'Connor, Executive Vice President, Chief Operations Officer(4)	750,000	85%	1,240,000	310,000	2,937,500
Amanda Rome, Executive Vice President, Chief Legal and Compliance Officer	570,000	75%	840,000	210,000	2,047,500
Ben Fowke, Former Chairman and CEO(5)	1,350,000	140%	7,200,000	1,800,000	12,240,000
(1)Mr. Frenzel's and Mr. O'Connor's target annual incentive awards, as a percentage of base salary, were 100% and 75% from January 1, 2021 to August 17, 2021, respectively, and 125% and 85% from August 18, 2021 to year-end, respectively.
(2)Mr. Frenzel served as President and Chief Operating Officer until August 18, 2021 when he became President and CEO. Effective December 31, 2021, he became Chairman, President and CEO.
(3)Mr. Carter was named Executive Vice President, Group President, Utilities and Chief Customer Officer effective March 1, 2022.
(4)Mr. O’Connor was named Executive Vice President, Chief Operations Officer effective August 18, 2021.
(5)Mr. Fowke served as Chairman and CEO until August 18, 2021 when he retired as CEO and became Executive Chairman. He retired as Executive Chairman effective December 31, 2021.
These compensation levels align and the mix of pay is competitive with the market for the utility industry.
Base Salary
Base salary provides a fixed element of regular income. The amount of base salary set by the GCN Committee is competitive in the utility industry. A key consideration is the median base salary rates at peer companies, although the GCN Committee has flexibility to review other relevant factors as outlined in our compensation philosophy. Year-over-year increases to base salary were in response to our annual compensation review process and/or leadership changes. The base salaries for the NEOs were, in aggregate, just above the median of base salaries of our peer companies.
Annual Incentive
Our annual incentive plan ("AIP") is intended to reward the NEOs for the achievement of short-term performance goals. In February 2021, our management recommended AIP goals to the GCN Committee based on an evaluation of prior corporate performance and available objective metrics and benchmarks. These goals were selected as they are aligned with our corporate operational priorities. In addition, these goals support long-term value creation.
Calculation of Annual Incentive Award
The GCN Committee established each NEO’s 2021 AIP payout based on the following structure:
•Each NEO’s target award is determined by multiplying the NEO's base salary and target percent.
•AIP payouts range from 0% to 200% of an NEO’s target award.
•Up to 150% of an NEO’s targeted award is determined by achievement of our operational metrics and a possible funding multiplier that is based on financial performance, as described below.
•Up to 50% of an NEO’s targeted award is based on attaining superior financial performance as measured by ongoing EPS.

38

Compensation Discussion and Analysis
2021 Corporate Operational Goals and Achieved Results
The table below discloses the GCN Committee approved corporate operational goals and actual results for the AIP in 2021:

Key Performance Indicator	Threshold Performance	Target Performance	Maximum Performance	2021 Actual Performance	% Payout		% Weight	Weighted Calculation
Customer Satisfaction (J.D. Power residential survey)	747	762	777	752	66.67%		20%	13.33%
Public Safety (gas emergency response)	91%	96%	99%	96%	100.00%		20%	20.00%
Electric System Reliability (SAIDI)	100	92	84	95	81.25%		20%	16.25%
Employee Safety (safety culture)	82	85-87	88	84	50.00%	(1)	20%	10.00%
Diversity, Equity & Inclusion (index)	100	200	300	247	123.50%		10%	12.35%
Wind Availability (equivalent availability factor)	92%	94.5%	97.0%	96.0%	130.00%		10%	13.00%
Results on Operational Metrics							100%	84.93%
(1)Because safety is one of our core values and we take injuries seriously, the terms of the AIP program provide that payouts under this KPI will automatically be decreased if an employee fatality occurs. Therefore, despite an actual above threshold result in 2021, payouts under this KPI were decreased to threshold level due to an employee fatality.
Annual incentive awards are also, in part, based on ongoing EPS, which is a non-GAAP measure that we reconcile in Exhibit A, which can be adjusted for certain identified financial impacts. For 2021, no adjustments were made to ongoing EPS.
When ongoing EPS is below a certain threshold, awards will not be paid. If ongoing EPS is in the lower end of earnings guidance, or $2.90 to $2.95 per share for 2021, then operational results can be modified by a funding multiplier of 50% to 100%. If ongoing EPS is at $2.96 per share or greater, then the operational results can be modified by a funding multiplier from a range of 100% to 150%, not to exceed a 150% of target payout. For 2021, the GCN Committee considered overall operational performance as well as ongoing earnings results when determining the funding multiplier, resulting in an award level of 84.93% of target.
Financial performance is recognized and rewarded as a pre-defined percentage of each NEO’s target annual incentive award. For 2021, an additional 10% of target annual incentive awards were paid based on the achieved EPS result of $2.96 per share for 2021. Based on achieved performance against corporate operational goals, ongoing EPS funding modifier and financial performance, the GCN approved an annual incentive award equal to 94.93% of each NEO's target award.

HORIZON BOUND PROXY STATEMENT 2022	39

Compensation Discussion and Analysis
Long-Term Incentives
Long-term incentive ("LTI") awards are intended to reward NEOs for the achievement of long-term performance goals and shareholder value creation, and to retain critical talent. For 2021, our long-term incentive program had two components, which addressed these objectives:
•Performance shares (80% weighting based on target LTI value); and
•Restricted Stock Units ("RSU") (20% weighting based on target LTI value).
Grant of 2021-2023 LTI Awards
Long-term incentive compensation is approximately 70% of the current CEO’s target total direct compensation and 54% of the average of the other current NEOs’ target total direct compensation and is primarily performance based. Prior to vesting, long-term incentive awards may not be sold, encumbered or otherwise transferred by the participant. Stock earned under long-term incentive compensation is subject to our Stock Ownership Policy (see page 42).
Performance Shares
In 2021, the GCN Committee approved the grant of performance shares to each NEO which are subject to the achievement of pre-determined performance metrics for the three-year period ending December 31, 2023. These performance metrics are relative TSR and carbon dioxide emissions reduction.

Performance Shares based on the Company’s Relative TSR	Performance Shares based on Carbon Dioxide Emissions Reduction

For performance between percentiles, the number of performance shares earned is determined by straight line interpolation.

Performance shares are based on the achievement of specified levels of the Company’s TSR relative to our peer group. Payout range is from 0% to 200% of target.
Performance shares are based on the achievement of a specified reduction in carbon dioxide emissions in 2023 below 2005 levels associated with electric service.
Payout range is from 0% to 200% of target.

The relative TSR goal links the interest of executive officers with those of our shareholders by rewarding NEOs for creating superior shareholder returns relative to utility industry peer companies.	The reduction in carbon dioxide emissions goals align to our lead the clean energy strategic priority to provide 100% carbon-free electricity by 2050.
Dividend equivalents are credited on each performance share during the three-year cycle to the same extent that dividends are paid on shares of our common stock.
The credited dividend equivalents are paid only if the associated performance share vests and is paid in accordance with the achieved three-year performance goal. If threshold performance is not achieved at the end of the three-year performance cycle, then all associated performance shares and dividend equivalents would be forfeited.

Each performance share represents one share of Xcel Energy common stock.
Grant awards at target:	Grant awards at target:

•Current CEO: 46,071 •Other current NEOs range: 7,996 to 11,803	•Current CEO: 27,643 •Other current NEOs range: 4,797 to 7,082
Settled as cash, shares or a combination, as elected.	Settled as shares.

RSUs Subject to Service-Based Vesting
In 2021, the GCN Committee approved the grant of RSUs to each NEO that vest on the third anniversary of the grant date, provided that the NEO remains continuously employed until such anniversary, subject to certain limited exceptions. RSUs serve as an important retention tool. Each RSU represents one share of our common stock.

40

Compensation Discussion and Analysis
Dividend equivalents are credited on each RSU during the vesting period to the same extent that dividends are paid on shares of our common stock. The credited dividend equivalents are paid only if the associated RSU vests based on the satisfaction of the service requirement. RSUs will vest on a pro rata basis for NEOs who are at least 55 years of age and have 10 years of service in the event that any such NEO leaves the Company for any reason, other than for cause, during the term of the vesting period.
For 2021, the current CEO was awarded 18,429 RSUs and the other current NEOs were awarded between 3,199 and 4,722 RSUs.
The performance share and RSU grants are included in the Grants of Plan-Based Awards Table on page 46.
Settlement of 2019-2021 Performance Shares
The following section describes the results of the performance shares for the three-year period ended December 31, 2021.

Performance Shares based on the Company’s Relative TSR	Performance Shares based on Carbon Dioxide Emissions Reduction

The performance outcome is at the 81st percentile, which results in a payout equal to 188.57% of target. TSR is a measure of shareholder value creation and our ranking illustrates superior performance over peer companies.

The performance outcome is above the target payout, or a 49.9% reduction over 2005 levels, which results in a payout equal to 172.50% of target. The result is due to implementing clean energy projects, modernizing the fossil fleet, leading the way with resource plans, energy efficiency programs and favorable market conditions.

Earned awards:	Earned awards:

•Current CEO: 33,002 •Other current NEOs range: 1,689 to 22,214	•Current CEO: 18,115 •Other current NEOs range: 927 to 12,193
The award amounts include dividend equivalents credited over the three-year performance cycle.

The performance shares that were earned are included in the Option Exercises and Stock Vested Table on page 49.
RSU Award to Mr. O'Connor
In order to provide consistent leadership and continuity as we continue to meet our energy transformation goals, in December 2021 we approved an RSU award valued at $1,000,000 to be granted to Mr. O’Connor on January 3, 2022. Based on the closing price of our common stock on that date, 14,719 RSUs were granted to Mr. O'Connor which will vest 60% on February 28, 2023 and 40% on August 31, 2023 if Mr. O’Connor continues to provide service to Xcel Energy as of such dates.
Retirement and Deferred Compensation Benefits
In 2021, the Company provided retirement benefits to executive officers under the Xcel Energy qualified and nonqualified pension plans. The role of the pension plans in executive compensation is the same as it is for other employees: to provide income during retirement and aid in the retention of qualified employees. The qualified pension plan benefits are based on earnings up to the Internal Revenue Service’s established limits and the benefit may be payable in a manner that results in individual income tax advantages. The nonqualified pension plan restores the benefit that would have been payable through the qualified pension plan if not for the limits imposed by Internal Revenue Code sections 401(a)(17) and 415(b).
The Company maintains a supplemental executive retirement plan ("SERP") which was closed to new participants in 2008. Until his retirement on December 31, 2021 at age 63, benefits continued to accrue for Mr. Fowke who remained the sole participant in the SERP. The SERP provided a benefit to the participant, which was offset by the qualified and nonqualified pension plan benefits. Covered compensation for the purposes of calculating SERP benefits includes base salary and annual incentive awards. Long-term incentive payments were not included in covered compensation. The SERP benefit was valued as a 20-year annuity but is payable as a lump sum after the participant’s termination of employment. Unreduced benefits were payable at age 62.

HORIZON BOUND PROXY STATEMENT 2022	41

Compensation Discussion and Analysis
Each executive officer is eligible to participate in Xcel Energy’s 401(k) Savings Plan and Deferred Compensation Plan. The 401(k) Savings Plan allows executive officers, like other eligible employees, to defer a portion of their base salary up to certain IRS limits. The Deferred Compensation Plan, in addition to allowing a portion of base salary to be deferred, allows executive officers to defer all or a portion of their annual incentive award and all or a portion of their performance-based long-term incentive awards. For 2021, the Company matched 50% of base salary deferrals (up to 8% deferred), netting to a maximum 4% as the eligible matching contributions. One of the purposes of the Deferred Compensation Plan is to allow for a full employer matching contribution that cannot be contributed under our qualified retirement plan due to the Internal Revenue Service Code limitations.
Additional Compensation Program Features and Policies
Severance Policy
The Company provides severance benefits to NEOs in accordance with the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the "Severance Policy"). The Board or the GCN Committee may name additional participants. The GCN Committee believes the Severance Policy provides a competitive severance benefit that retains key talent during a critical and potentially protracted period of uncertainty in the event the Company undergoes a change in control and the executive is not retained following the completion of such event. Outside of change in control situations, the Severance Policy also encourages executive officers to focus on the interests of Xcel Energy and its shareholders without undue concern that the officer will be terminated without compensation and benefits.
The benefits payable under the Severance Policy are discussed in more detail under Potential Payments upon Termination or Change in Control beginning on page 53.
Employment Contracts
Neither our CEO nor any of our other executive officers have employment contracts.
Stock Ownership Requirements
Our Stock Ownership Policy is an important feature of our compensation philosophy that helps to ensure alignment of executive interests with those of our shareholders. The stock ownership guideline for each executive is based on the executive’s position. Executives are expected to achieve the applicable ownership requirement within five years of the date they assume their current executive position by holding shares received as compensation or otherwise acquired through retirement and investment accounts. If an executive is not in compliance with the ownership requirement within the required time period, the executive must elect to receive payment of any incentive awards in stock and must retain 100% of the net shares (after-tax) delivered to the executive until the ownership requirement is met. All shares of common stock that the executive owns, as well as amounts invested into the Xcel Energy stock fund in the 401(k) Savings Plan and Deferred Compensation Plan, count toward compliance with the ownership guidelines.
The table below shows the value of shares of common stock and common stock equivalents that each NEO must hold by the required dates expressed as a multiple of base salary.
As of March 21, 2022, all currently serving NEOs have achieved, or are on track to achieve, the stated stock ownership requirement by the date specified for achievement.
Equity Grant Practices
We follow these practices regarding the timing of equity compensation grants:
•Performance shares and RSUs are normally approved on the date of the regularly scheduled December GCN meeting and granted on the first trading day of the next fiscal year.
•Off-cycle grants to employees and new hires are made during the two-week period following the earnings release for the quarter in which the triggering event occurred.
•Grants to newly promoted executive officers or otherwise made as described above are made either (i) on the day the GCN Committee approves the grant for a promotion that has already occurred or is occurring concurrently; or (ii) on the effective date of a promotion for promotions or grants that become effective at a future date.
•In years where we pay out annual incentive awards, we issue shares of common stock and restricted stock to executives who have elected to receive their award in such form on the regularly scheduled date of the February GCN Committee meeting.

42

Compensation Discussion and Analysis
Hedging and Pledging
We prohibit the use of any hedging or purchase of any financial instruments designed to hedge or offset any decrease in the market value related to shares of our common stock for directors and all employees, including executives. Under our policy, the diversification of holdings in Xcel Energy stock through sales is not considered hedging. In addition, the pledging of shares by executive officers and directors is only allowed if the executive officer or director receives approval from the securities trading policy committee prior to pledging the shares. No directors or executive officers have pledged shares of our common stock. The Board believes that these policies are consistent with our philosophy that senior executives’ and directors’ interests should be aligned with those of our long-term shareholders through equity ownership.
Recoupment
We have recoupment (or clawback) provisions in place to provide the right to recover certain payments made to executives or other employees. We may recover all or a portion of paid annual and long-term incentive awards:
•For a period of up to three years from an individual who is an employee at the time the GCN Committee determines there is a miscalculation in a performance metric that results in a materially incorrect overpayment.
•If an individual is terminated for fraud or misconduct.
Further, we may cancel outstanding and unvested LTI grants for individuals who were determined to be engaged in fraud or misconduct and whose actions resulted in, or were reasonably likely to result in, a material adverse impact to the Company, whether operational, financial or reputational.
Risk Assessment
Our compensation programs are designed to motivate performance while not promoting behaviors that create undue risk. The GCN Committee considers several risk factors in establishing executive compensation programs, when setting compensation levels and when selecting measures and performance goals for our variable compensation programs. These factors include:
•Designed to align shareholder, customer and employee interests.
•Performance metrics are clear, easily identifiable and are based on variables that are generally accepted in the market.
•Performance metrics align to our business strategy and different metrics are utilized in the annual and long-term incentive programs.
•Long-term incentives have three-year vesting periods to encourage long-term decision making and value creation.
•Incentive metrics are subject to auditing and internal controls, which apply to performance achievement and reporting of results.
•Payout ranges are understood and capped.
•Performance, structure and target incentive opportunities are comparable to those of our industry or peer companies.
•Stock Ownership Policy that requires executive officers to invest in the Company to maintain long-term alignment.
•Recoupment provisions are in place as described above on both annual and long-term incentives.

REPORT OF THE COMPENSATION COMMITTEE
The GCN Committee, in its capacity as the compensation committee of the Board, has reviewed and discussed with management the CD&A in this proxy statement. Based on the review and discussions referred to above, the GCN Committee recommended to the Board that the CD&A be included in the Company’s proxy statement.
Compensation Committee
James Prokopanko, Chair
Patricia Kampling
Christopher Policinski
David Westerlund
Kim Williams

HORIZON BOUND PROXY STATEMENT 2022	43

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the primary elements of compensation paid or granted to the NEOs. See the CD&A above for a description of our executive compensation program to gain an understanding of the information disclosed in this and the following tables.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Bob Frenzel Chairman, President and CEO(7)	2021	931,424	—	6,300,028	992,149	79,491	47,272	8,350,364
	2020	731,250	—	2,200,084	1,004,475	77,244	39,881	4,052,934
	2019	650,000	—	1,560,013	787,849	77,720	28,402	3,103,984
Brian Van Abel Executive Vice President, Chief Financial Officer(8)	2021	650,000	—	1,792,997	231,392	243,402	10,471	2,928,262
	2020	525,000	—	1,303,287	288,787	388,073	10,264	2,515,411
Brett Carter Executive Vice President, Group President, Utilities and Chief Customer Officer	2021	580,000	—	1,125,018	440,475	53,517	25,940	2,224,950
	2020	565,000	—	1,070,004	605,364	59,773	24,024	2,324,165
	2019	550,000	250,000	1,260,031	466,649	54,141	24,187	2,605,008
Timothy O’Connor Executive Vice President, Chief Operations Officer(8)	2021	661,528	—	1,550,079	497,972	171,958	34,317	2,915,854
	2020	600,000	—	1,100,042	602,685	120,453	36,965	2,460,145
Amanda Rome Executive Vice President, Chief Legal and Compliance Officer(8)	2021	570,000	—	1,278,312	202,913	39,332	13,621	2,104,178
	2020	416,667	—	1,113,734	234,378	26,327	10,191	1,801,297
Ben Fowke Former Chairman and CEO(9)	2021	1,350,000	—	9,000,016	1,794,177	511,468	129,781	12,785,442
	2020	1,350,000	—	8,527,534	2,440,874	4,369,635	117,546	16,805,589
	2019	1,350,000	—	7,750,015	2,836,254	4,898,003	64,524	16,898,798
(1)Amounts in this column reflect base salary earned for the corresponding year regardless of whether any portions were deferred under the 401(k) Savings Plan or otherwise.
(2)Includes a cash sign-on bonus which was subject to repayment if Mr. Carter's employment terminated for any reason other than a termination without cause on or prior to May 7, 2020.
(3)Amounts in this column reflect the aggregate grant date fair value of long-term incentive awards. The majority of the amounts in this column do not represent earned or paid compensation, as awards are still subject to performance and/or vesting conditions. The remaining amounts include awards earned under the AIP that the executive officer elected to receive in shares of common stock and/or restricted stock in lieu of a portion of the cash payment. In each instance, the grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures, as described below:
•Shares of common stock and restricted stock granted under the AIP are valued based on the closing price of Xcel Energy’s common stock on the trading date preceding the issuance date; shares are issued following the close of the performance year and include a premium (5% for common stock or 20% for restricted stock) for the election to receive shares of stock in lieu of cash.
•The long-term incentive grants are valued based on the market price of our common stock on the grant date of the award, based on the assumption that target performance will be achieved or the service requirement will be met and the awards and future credited dividend equivalents will vest and will not be forfeited. The aggregate grant date fair value of equity grants is equal to the closing price of Xcel Energy’s common stock, as determined above.

44

Executive Compensation Tables
The following table presents the grant date fair values included in the column by award type and also includes the grant date fair value of the performance shares granted in 2021 assuming maximum performance is achieved.

	Performance Shares		Restricted Stock Units ($)	Common Stock and Restricted Stock Granted Under the AIP ($)
Name	Target ($)	Maximum ($)
Bob Frenzel	5,039,997	10,079,994	1,260,031	—
Brian Van Abel	1,239,989	2,479,978	310,047	242,962
Brett Carter	900,002	1,800,004	225,017	—
Timothy O'Connor	1,239,984	2,479,968	310,095	—
Amanda Rome	839,988	1,679,976	210,046	228,277
Ben Fowke	7,200,013	14,400,026	1,800,003	—
(4)Amounts in this column reflect annual incentive awards earned under our AIP, as more fully described in the Annual Incentive section on page 38. The amounts in this column are part of the AIP earned, regardless of whether any portion was deferred under the Deferred Compensation Plan. These amounts do not include amounts that the executive elected to receive in shares of common stock or restricted stock in lieu of a portion of the cash payment. The value of common stock received in lieu of the cash payment plus associated premiums are reflected in the Stock Awards column for the respective years.
(5)Amounts in this column reflect the increase in the present value of the executive officer’s benefits under all pension plans established by the Company, using methods that are consistent with those used in our financial statements. The change from the prior year is generally due to (a) the additional years of service earned by the executive officer under the plans, (b) the change in the final average salary from the prior year used to determine plan benefits, (c) the interest earned on accumulated benefits during the year (that is, the decrease in the deferral period until benefits commence as the executive officer approaches retirement) and (d) changes in actuarial assumptions including interest rates.
For Mr. Fowke, the change in pension value for 2020 and 2019 includes approximately $2.4 million and $2.1 million, respectively, resulting from the change in discount and interest rate assumptions.
Our Deferred Compensation Plan does not credit above-market earnings or preferential earnings to amounts deferred, and accordingly, no nonqualified deferred compensation earnings have been reported.
(6)Amounts included in All Other Compensation for 2021 include the Company match under the 401(k) Savings Plan, Company contributions to the nonqualified Deferred Compensation Plan, imputed income on life insurance paid by the Company, amounts related to our executive physical health program, and amounts relating to personal use of corporate aircraft as described below. None of these amounts exceeded $10,000 except the following:

•Contributions to the nonqualified Deferred Compensation Plan as follows: Mr. Frenzel $27,507; Mr. Carter $13,450; Mr. O’Connor $16,711; and Mr. Fowke $44,250. The benefit is available to all qualifying employees of Xcel Energy.
•For Mr. Fowke, $67,757 for personal use of Company aircraft.

Executive officers may have the occasional personal use of event tickets when such tickets are not being used for business purposes, for which we have no incremental costs.

Historically our corporate aircraft could not be scheduled for personal use. Executive officers and their families could only use the corporate aircraft for personal travel when the aircraft was already scheduled to fly to the same destination on Company business and therefore there was no incremental cost to the Company for such personal use. In light of the COVID-19 pandemic, including uncertainty and safety concerns involved with commercial travel, the Company encouraged certain executive officers to use corporate aircraft for limited personal use in 2021. The aggregate incremental cost for such use is included as All Other Compensation and primarily consists of fuel costs and engine use costs. Executive officers are responsible for taxes in connection with personal use of Company aircraft, and we do not reimburse executives for those taxes.
(7)Mr. Frenzel served as President and Chief Operating Officer until August 18, 2021 when he became President and CEO. Effective December 31, 2021, he became Chairman, President and CEO.
(8)Messrs. Van Abel and O’Connor and Ms. Rome were not named executive officers in 2019 and therefore no compensation information is provided for that year.
(9)Mr. Fowke served as Chairman and CEO until August 18, 2021 when he became Executive Chairman. He retired effective December 31, 2021. Long-Term incentive awards following his retirement were prorated based on his last day of service and, for 2021, that prorated value is $3,000,005.

HORIZON BOUND PROXY STATEMENT 2022	45

Executive Compensation Tables
Grants of Plan-Based Awards Table
The following table provides information regarding awards granted during 2021 to the NEOs.

	Grant Date	Date of Approval(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Bob Frenzel	1/4/21	12/8/20				5,083	16,943	(a)	33,886		1,112,477
	1/4/21	12/8/20				3,050	10,166	(b)	20,332		667,500
	1/4/21	12/8/20								6,778	445,044
	8/18/21	8/17/21				8,738	29,128	(a)	58,256		2,037,504
	8/18/21	8/17/21				5,243	17,477	(b)	34,954		1,222,516
	8/18/21	8/17/21								11,651	814,987
			532,842	1,065,685	2,131,370
Brian Van Abel	1/4/21	12/8/20				3,541	11,803	(a)	23,606		774,985
	1/4/21	12/8/20				2,125	7,082	(b)	14,164		465,004
	1/4/21	12/8/20								4,722	310,047
						$127,969	$255,938	(c)	$511,875
			121,875	243,750	487,500
Brett Carter	1/4/21	12/8/20				2,570	8,567	(a)	17,134		562,509
	1/4/21	12/8/20				1,542	5,140	(b)	10,280		337,493
	1/4/21	12/8/20								3,427	225,017
			232,000	464,000	928,000
Timothy O’Connor	1/4/21	12/8/20				2,627	8,757	(a)	17,514		574,984
	1/4/21	12/8/20				1,576	5,254	(b)	10,508		344,978
	1/4/21	12/8/20								3,504	230,073
	8/18/21	8/17/21				858	2,859	(a)	5,718		199,987
	8/18/21	8/17/21				515	1,716	(b)	3,432		120,034
	8/18/21	8/17/21								1,144	80,023
			266,651	533,301	1,066,603
Amanda Rome	1/4/21	12/8/20				2,399	7,996	(a)	15,992		525,017
	1/4/21	12/8/20				1,439	4,797	(b)	9,594		314,971
	1/4/21	12/8/20								3,199	210,046
						$56,109	$112,219	(c)	$224,438
						$64,125	$128,250	(c)	$256,500
			106,875	213,750	427,500
Ben Fowke(6)	1/4/21	12/8/20				20,561	68,535	(a)	137,070		4,500,008
	1/4/21	12/8/20				12,336	41,121	(b)	82,242		2,700,005
	1/4/21	12/8/20								27,414	1,800,003
			945,000	1,890,000	3,780,000

(1)The GCN Committee approved the NEOs long-term incentive awards on December 8, 2020, effective January 4, 2021, and on August 17, 2021, effective August 18, 2021. The GCN Committee approved the annual incentive program on February 16, 2021, effective as of January 1, 2021.
(2)The amounts show estimated payouts of annual incentive awards pursuant to the AIP. Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals approved by the GCN Committee, with each individual having the opportunity to earn from 0% to 200% of the target annual incentive award based on the level of achievement of the goals. With approval of the GCN Committee, an executive officer may elect to receive shares of common stock or restricted stock in lieu of all or a portion of the cash payment for which they were otherwise entitled under the AIP. To the extent an executive officer elected to receive shares of common stock or restricted stock in lieu of a cash payment for 2021 under the AIP, the dollar value of the future payout of those equity awards at threshold, target and maximum are disclosed in dollar amounts in the columns under the caption "Estimated Future Payouts Under Equity Incentive Plan Awards." The values shown include the individual’s elected forms of payment and associated premium and therefore may include a 5% premium (should the participant elect to receive common stock) or a 20% premium (should the participant elect to receive restricted stock). The actual payments of the cash component of these awards are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table on page 44.

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(3)The amounts show the threshold, target and maximum payouts for grants of performance shares. Performance shares are dependent on the level of achievement of performance conditions approved by the GCN Committee, with each individual having the opportunity to earn from 0% to 200% of the target performance share award based on the level of achievement. The number of performance shares paid out upon settlement is also determined by the price of our common stock at payout.
In this column the share amounts reflect the LTI stock-based awards described in (a) and (b) below and the dollar amounts reflect AIP awards that the NEO has elected to receive in shares of common stock and/or restricted stock as described in (c) below and in footnote 2 above.
(a)performance shares based on relative TSR with a measurement date of December 31, 2023
(b)performance shares based on carbon dioxide emissions reduction with a measurement date of December 31, 2023
(c)dollar value of payouts under the 2021 AIP to be received as shares of common stock, which has a 5% premium, or restricted stock, which has a 20% premium, in accordance with an executive officer’s election
All performance shares were issued under the Amended and Restated 2015 Omnibus Incentive Plan. The AIP payouts received in shares of common stock and/or restricted stock pursuant to the NEO’s election were also issued pursuant to the Amended and Restated 2015 Omnibus Incentive Plan. The number of shares issued was determined based on the fair market value of our common stock at the time the shares were issued following the close of the performance year, and the value of the shares issued is included in the "Stock Awards" column in the Summary Compensation Table. Shares of restricted stock received in connection with AIP payouts and the dividends credited on such shares vest ratably (one-third each year) over a three-year period following issuance.
(4)The amount reflects RSUs issued under the Amended and Restated 2015 Omnibus Incentive Plan that will vest on December 31, 2023.
(5)The targeted grant date fair value of each performance share award and the grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date.
(6)The performance shares and RSUs granted to Mr. Fowke will be prorated to reflect his retirement on December 31, 2021.

HORIZON BOUND PROXY STATEMENT 2022	47

Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End Table
The following table provides additional information regarding outstanding RSUs, restricted stock and performance shares held by the NEOs on December 31, 2021. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Bob Frenzel	7,368	(3)	498,834	36,835	(4)	2,493,748
	18,649	(5)	1,262,519	22,103	(6)	1,496,361
	3,478	(7)	235,462	23,310	(8)	1,578,097
				27,973	(9)	1,893,744
Brian Van Abel	3,339	(3)	226,048	16,689	(4)	1,129,817
	4,818	(5)	326,175	10,013	(6)	677,862
				6,021	(8)	407,650
				7,226	(9)	489,193
Brett Carter	3,591	(3)	243,121	17,953	(4)	1,215,391
	3,497	(5)	236,722	10,772	(6)	729,291
				4,371	(8)	295,885
				5,244	(9)	355,049
Timothy O’Connor	3,689	(3)	249,748	18,438	(4)	1,248,246
	4,727	(5)	320,035	11,062	(6)	748,891
				5,907	(8)	399,906
				7,089	(9)	479,914
Amanda Rome	2,753	(3)	186,391	13,825	(4)	935,919
	3,264	(5)	220,973	8,294	(6)	561,495
	2,331	(10)	157,838	4,079	(8)	276,164
				4,894	(9)	331,356
Ben Fowke(11)	19,077	(3)	1,291,542	95,389	(4)	6,457,804
	9,324	(5)	631,213	57,234	(6)	3,874,720
				11,655	(8)	789,016
				13,986	(9)	946,819

(1)Values were calculated based on the $67.70 closing price of our common stock on December 31, 2021. The values reflected in the table for the performance shares granted in 2020 assume maximum performance, and the values reflected for the performance shares granted in 2021 assume threshold performance for performance shares based on relative TSR and target performance for performance shares based on carbon dioxide emissions reduction. The value of the performance shares at payout will be based on actual performance and the price of our common stock at that time.
(2)Amounts reflected exclude performance share awards that have a measurement period that ended on December 31, 2021. The GCN Committee certified payment of these awards on February 22, 2022, and the amounts for these awards are included in the Option Exercises and Stock Vested Table on page 49.
(3)Represents RSUs granted for 2020, and credited dividend equivalents, vesting on December 31, 2022.
(4)Represents performance shares granted for 2020, and credited dividend equivalents, based on relative TSR for the performance period January 1, 2020 to December 31, 2022. The measurement date for the vesting of these awards is December 31, 2022.
(5)Represents RSUs granted for 2021, and credited dividend equivalents, vesting on December 31, 2023.
(6)Represents performance shares granted for 2020, and credited dividend equivalents, based on carbon dioxide emissions reduction. The measurement date for the vesting of these awards is December 31, 2022.
(7)Represents restricted stock, and credited dividends, that Mr. Frenzel elected to receive in lieu of AIP cash compensation in 2019 for which he was otherwise entitled. The restrictions lapsed on March 1, 2022.
(8)Represents performance shares granted for 2021, and credited dividend equivalents, based on relative TSR for the performance period January 1, 2021 to December 31, 2023. The measurement date for the vesting of these awards is December 31, 2023.
(9)Represents performance shares granted for 2021, and credited dividend equivalents, based on carbon dioxide emissions reduction. The measurement date for the vesting of these awards is December 31, 2023.
(10)Represents restricted stock, and credited dividends, that Ms. Rome elected to receive in lieu of cash compensation for annual incentive awards granted in 2021 for which she was otherwise entitled under the AIP. One-third of the restrictions lapsed March 1, 2022, and the remaining two thirds of the restrictions will lapse in equal installments on March 1, 2023 and March 1, 2024 or the next available trading day if the designated date is not a trading day.
(11)Mr. Fowke's LTI grant values reflected in this table have been prorated to reflect his retirement on December 31, 2021.

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Executive Compensation Tables
Option Exercises and Stock Vested Table
The following table discloses on a grant-by-grant basis the stock or similar awards that vested in 2021. Pursuant to the Stock Ownership Policy, each executive is required to hold the net shares acquired until their stock ownership requirement is met. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
Bob Frenzel	6,833	(3)	400,352	(4)
	33,002	(5)	2,178,149	(6)
	18,115	(7)	1,195,565	(6)
	7,000	(8)	462,006	(6)
Brian Van Abel	6,663	(5)	439,777	(6)
	3,658	(7)	241,429	(6)
	1,414	(8)	93,330	(6)
Brett Carter	22,214	(5)	1,466,103	(6)
	12,193	(7)	804,721	(6)
	4,712	(8)	310,980	(6)
Timothy O’Connor	19,039	(5)	1,256,583	(6)
	10,450	(7)	689,673	(6)
	4,040	(8)	266,636	(6)
Amanda Rome	1,689	(5)	111,501	(6)
	927	(7)	61,199	(6)
	358	(8)	23,652	(6)
	1,831	(9)	120,822	(6)
Ben Fowke	163,952	(5)	10,820,858	(6)
	89,989	(7)	5,939,270	(6)
	34,778	(8)	2,295,322	(6)
(1)We have not granted stock options since 2001, and there are no outstanding options. As such, the columns relating to option exercises have been omitted.
(2)Amounts reflected include performance share awards that had performance periods that ended on December 31, 2021 and RSUs that vested on December 31, 2021. The GCN Committee certified the achievement of the applicable performance measures on February 22, 2022.
(3)Reflects vesting of restricted stock elected in lieu of cash compensation under the AIP plus associated stock acquired with reinvested dividends.
(4)Value is based on the closing market price of our common stock on February 26, 2021, or $58.59, the date prior to the restriction lapse date.
(5)Reflects vesting of performance shares granted for the performance period of January 1, 2019 to December 31, 2021 and associated dividend equivalent performance shares based on achievement of TSR relative to our peer group. The number of performance shares includes credited dividend equivalents associated with the January 20, 2022 dividend as the record date for these dividend equivalents, December 22, 2021, was prior to settlement. Upon settlement, each NEO received the performance share award per their election: Messrs. Frenzel, Van Abel, Carter and O’Connor elected 50% as common stock and 50% as cash; Ms. Rome elected 75% as common stock and 25% as cash; and Mr. Fowke elected 100% paid as cash, all subject to plan limits unless otherwise elected to be deferred under the Deferred Compensation Plan. Refer to the Nonqualified Deferred Compensation table, footnote 1, for specific values deferred.
(6)Value is based on the closing market price of our common stock on February 18, 2022, or $66.00, the preceding trading date prior to the GCN Committee certification.
(7)Reflects vesting of performance shares granted for the performance period of January 1, 2019 to December 31, 2021 and associated dividend equivalent units based on achievement of defined reduction of carbon dioxide emissions. The number of performance shares includes credited dividend equivalents associated with the January 20, 2022 dividend as the record date for these dividend equivalents, December 22, 2021, was prior to settlement. Upon settlement, each officer received 100% of the performance share award in shares of our common stock, unless otherwise elected to be deferred under the Deferred Compensation Plan. Refer to the Nonqualified Deferred Compensation table, footnote 1, for specific values deferred.
(8)Reflects vesting of service-based RSUs granted for the period of January 1, 2019 to December 31, 2021 and associated dividend equivalent units based on active employment at the time of vesting. The number of units includes credited dividend equivalents associated with the January 20, 2022 dividend as the record date for these dividend equivalents, December 22, 2021, was prior to settlement. Upon settlement, each officer received 100% of the RSUs in shares of common stock.
(9)Reflects vesting of RSUs granted in 2019 and associated dividend equivalent units based on active employment at the time of vesting. The number of units includes a performance adjustment based on achievement of TSR relative to our peer group for the performance period of January 1, 2019 to December 21, 2021 and credited dividend equivalents associated with the January 20, 2022 dividend as the record date for these dividend equivalents, December 22, 2021, was prior to settlement. Upon settlement, Ms. Rome received 100% of the RSUs in shares of common stock.

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Executive Compensation Tables
Pension Benefits
We maintain two defined benefit plans in which the NEOs participate, and one additional defined benefit plan in which one NEO participated in 2021.
•The Xcel Energy Pension Plan (referred to as the "Pension Plan") provides funded, tax-qualified benefits that are subject to compensation and benefit limits under the Internal Revenue Code.
•The Xcel Energy Inc. Nonqualified Pension Plan (referred to as the "Nonqualified Pension Plan") provides unfunded, nonqualified benefits for compensation that is above the required limits of the Pension Plan.
•The Xcel Energy Inc. SERP provides unfunded, nonqualified benefits that are offset by benefits under the Pension Plan and the Nonqualified Pension Plan. Participation in the SERP is closed to new participants, and Ben Fowke is the only NEO participant.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Bob Frenzel	Pension Plan	6	350,531	—
	Nonqualified Pension Plan	6	4,641	—
Brian Van Abel	Pension Plan	12	1,327,600	—
	Nonqualified Pension Plan	12	2,179	—
Brett Carter	Pension Plan	4	177,178	—
	Nonqualified Pension Plan	4	2,886	—
Timothy O'Connor	Pension Plan	14	1,726,349	—
	Nonqualified Pension Plan	14	1,038	—
Amanda Rome	Pension Plan	7	108,894	—
	Nonqualified Pension Plan	7	2,426	—
Ben Fowke	Pension Plan	25	2,736,755	—
	Nonqualified Pension Plan	25	6,741,598	—
	SERP	25	23,983,685	—
Present Value of Accumulated Benefits
The Present Value of Accumulated Benefit is the present value of the annual pension benefit earned as of December 31, 2021 that would be payable under each plan for the NEOs beginning at normal retirement age, or the earliest time at which the NEO may retire without a benefit reduction. Certain assumptions regarding interest rates and mortality were used to determine the present value of the benefit. Those assumptions are consistent with those used in Note 11, Benefit Plans and Other Postretirement Benefits, to Xcel Energy’s Consolidated Financial Statements included as part of Xcel Energy’s 2021 Annual Report on Form 10-K, including use of updated discount rate assumptions. Specifically, the discount rate for qualified pension benefits was changed from 2.65% for 2020 to 3.07% for 2021. Nonqualified pension benefits and SERP discount rates were changed from 2.47% for 2020 to 2.67% for 2021.
Normal retirement age for this purpose is defined by the various plans in which the NEOs participate. Except as otherwise noted below for Mr. Fowke, the Present Value of Accumulated Benefit is determined for each plan assuming benefits commence at the age described below:
•Pension Plan. Benefits are calculated assuming the normal retirement age is 65.
•Nonqualified Pension Plan. Benefits are calculated assuming normal retirement age is 65.
For Mr. Fowke, the benefits under the Pension Plan, the Nonqualified Pension Plan and the SERP are calculated based on his actual December 31, 2021 retirement date.
The following narrative provides detailed information about the retirement benefits available to the NEOs.
Pension Plan
The NEOs participate in either the Pension Equity or the Cash Balance formula under the Pension Plan:
Benefits provided under the Pension Plan are based on compensation up to the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($290,000 in 2021). In addition, benefits provided under the Pension Plan may not exceed a benefit limit under Section 415(b) of the Internal Revenue Code ($230,000 payable as a single life annuity beginning at normal retirement age in 2021).
Benefits are payable under the normal form of benefit (a qualified joint and 50% survivor annuity for a married participant) or one of the optional forms of payment elected by the participant, including a lump sum. Benefits under the Pension Plan are funded and payable from the assets held in an irrevocable tax-exempt trust.

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Executive Compensation Tables
Pension Equity Benefit Formula
There are three general benefit components payable under the Pension Equity benefit: the basic benefit, the Retirement Spending Account and the Social Security Supplement.
The basic Pension Equity benefit is determined as follows:
•Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Pension Equity Plan ("PEP") balance. The PEP balance is equal to 10% of the participant’s highest average pay (expressed on a monthly basis) times years of credited service times 12.
•Highest average pay is equal to the highest average monthly rate of base pay plus annual incentive pay during any 48 consecutive months of covered employment. Base pay is regular, straight-time earnings, including employee contributions to the 401(k) Savings Plan, the Flexible Benefits Plan and, effective January 1, 2002, the Deferred Compensation Plan. Mr. Fowke was eligible for retirement under the Pension Plan at the benefit level described here.
If a participant terminates employment before age 65 but after completing three years of vesting service, the benefit is calculated as described above, but based on service and highest average pay at termination.
Retirement Spending Account
The Retirement Spending Account annual benefit is available for PEP participants and is expressed as a monthly benefit, payable as a single life annuity that is the actuarial equivalent of the Retirement Spending Account balance. The Retirement Spending Account balance is the accumulated value at retirement of the initial account balance, annual credits and annual interest credits.
•Initial account balance equal to $1,400 times all years of service as of December 31, 2002, for former New Century Energy participants and December 31, 1998 for former Northern States Power Company participants. For all other participants, the initial account balance is zero.
•Annual credits equal to $1,400.
•Interest credits based on one-year treasury constant maturities plus 1% from the prior November.
Effective for plan years beginning after December 31, 2017, the Company eliminated future Retirement Spending Account credits for all eligible non-bargaining participants, including the NEOs.
Social Security Supplement
The Social Security Supplement is a supplement available for PEP participants who satisfy one of the early retirement eligibility conditions below that is paid from the participant’s retirement date to their Social Security normal retirement age. The monthly supplement is equal to $50 times the number of years of service (limited to 20 years). Participants are eligible for the Social Security Supplement if they satisfy one or more of the retirement eligibility conditions as of December 31, 2022: (1) age 57 with 20 years of vesting service, (2) age 55 and the sum of age and credited service is greater than or equal to 90, (3) age 65 with one year of service or (4) 40 years of credited service.
Effective for plan years beginning after December 31, 2017, the Company eliminated the Social Security Supplement benefit for all non-bargaining employees including NEOs, except those who meet retirement eligibility or are within five years of retirement eligibility on December 31, 2017.
Cash Balance Formula
The Cash Balance formula benefit is determined as follows:
•Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Cash Balance account balance. The Cash Balance account balance is equal to an annual pay credit of 5% of base salary and annual incentive pay plus an annual interest credit.
•Annual interest credits are based on a 30-year rate for U.S. Treasuries from the prior November.
Nonqualified Pension Plan
The Nonqualified Pension Plan replaces the benefit that would have been payable through the Xcel Energy Pension Plan if not for the limits imposed by Internal Revenue Code sections 401(a)(17) and 415(b). All active participants must receive their Nonqualified Pension Plan benefit as a lump sum.
Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the Nonqualified Pension Plan for all the NEOs are based only on their period of service while employed by the Company and its predecessors.

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Executive Compensation Tables
The Nonqualified Pension Plan is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Nonqualified Pension Plan are general creditors of the Company with respect to the payment of their Nonqualified Pension Plan benefits. The executive officer’s accrued benefit under the Nonqualified Pension Plan cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order.
Supplemental Executive Retirement Plan
Ben Fowke, our former Chairman and CEO and only NEO participant in the SERP, will receive in 2022 his final distribution from the SERP in connection with his December 31, 2021 retirement from Xcel Energy. The SERP provided him a target percentage of final average compensation based on years of service, offset by the benefits received from the Xcel Energy Pension Plan and the Nonqualified Pension Plan. Final average compensation for the SERP is defined as the average of the highest three calendar years of compensation during the five calendar year period immediately preceding the calendar year in which the participant retires or terminates employment. Compensation is defined as the participant’s base pay plus any annual incentive earned for that year, regardless of whether such annual incentive is paid in that year or in the next year under our regular annual incentive plans.
The SERP benefit, defined as a 20-year certain annuity, accrued ratably over 20 years and, when fully accrued, is equal to (a) 55% of final average compensation minus (b) any other qualified or nonqualified benefits. The Retirement Spending Account and Social Security Supplement are not included in the offset. The SERP benefit is payable as a single lump-sum amount equal to the actuarial equivalent present value of the 20-year certain annuity.
The years of credited service listed above for the SERP for Mr. Fowke are based on his period of service while employed by the Company and its predecessors. The SERP is a discretionary plan and Mr. Fowke was selected for participation by recommendation and approval of the GCN Committee.
Nonqualified Deferred Compensation
The following table shows the amounts deferred by the NEOs and our matching contributions during 2021.

Name	Executive Contributions in 2021 ($)(1)	Registrant Contributions in 2021 ($)(2)	Aggregate Earnings in 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Dec. 31, 2021 ($)(3)
Bob Frenzel	55,885	27,507	11,683	—	298,322
Brian Van Abel	—	—	—	—	—
Brett Carter	145,000	13,450	191,751	—	2,189,506
Timothy O'Connor(4)	1,946,768	16,711	1,079,620	6,838	15,239,383
Amanda Rome	—	—	—	—	—
Ben Fowke	94,500	44,250	894,962	—	9,098,440
(1)Deferrals into the deferred compensation plan were made from compensation earned in 2021 and are reported in the column titled "Salary" in the Summary Compensation Table on page 44 for 2021, with the exception of long-term incentive amounts earned in 2021 but paid out and deferred in 2022. These amounts are as follows:

Name	Base Salary ($)	Long-Term Incentive Payout ($)
Bob Frenzel	55,885	—
Brian Van Abel	—	—
Brett Carter	145,000	—
Timothy O'Connor	46,307	1,900,461
Amanda Rome	—	—
Ben Fowke	94,500	—
(2)Amounts shown reflect our matching contributions (above applicable Internal Revenue Code limits) into our deferred compensation plan during 2021 and are included in "All Other Compensation" in the Summary Compensation Table. These amounts are described in footnote 6 to the Summary Compensation Table on page 45.
(3)Of the amounts shown, the following aggregated amounts were included in the column titled "Salary" in the Summary Compensation Table for 2019 and 2020: Mr. Frenzel: $82,875; Mr. Carter: $251,250; Mr. O’Connor: $42,000 and Mr. Fowke: $189,000.
(4)The Aggregate Earnings, Aggregate Withdrawals/Distributions and Aggregate Balance columns include ($471), $6,838 and $55,515, respectively, attributable to the Nuclear Management Company, LLC Executive Deferred Compensation Plan of our former subsidiary which was closed to new participants and contributions in 2008 and which has two employee participants.

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Executive Compensation Tables
Deferred Compensation Plan
On an annual basis, eligible executives and key employees may elect to defer up to 75% of base salary, up to 100% of the annual incentive payable in the following calendar year, and up to 100% of vested performance shares and certain RSUs into the Deferred Compensation Plan. For 2021, the Company matched 50% of base salary deferrals (up to 8% deferred), netting to a maximum 4%, for eligible matching contributions for eligible executives whose matching contributions into the Company’s 401(k) Savings Plan are restricted by Internal Revenue Code imposed limits. The Company matching contributions are credited to investment fund(s) selected by each NEO. The Company may also make discretionary contributions to accounts of certain participants but did not do so for any NEO in 2021.
The Company established irrevocable trusts to provide a secure source of funds to assist in meeting our deferred compensation obligations. We may make contributions to the trusts from time to time in amounts determined sufficient to pay benefits when due to participants under this plan. Notwithstanding the trusts, this plan is nonqualified and amounts on deposit in the trust are subject to the claims of the Company’s general creditors.
Investment Funds
The investment fund options under the Deferred Compensation Plan consist of those options available to all employees under the 401(k) Savings Plan, including the Xcel Energy Stock Fund, except that the brokerage account option is not available under the Deferred Compensation Plan. The rates of return on the investment fund options ranged from -1.64% to 28.70% for 2021 with a median return rate of 13.08%. As under the 401(k) Savings Plan, participants may change their assumed investment funds on a daily basis. Deferred amounts from certain long-term incentive awards must remain invested in the Xcel Energy Stock Fund for a minimum of six months.
Distribution Options
For the Deferred Compensation Plan, the executive’s account is payable on the earlier of a specific year or the executive’s separation from service or death and will be paid in a lump sum or in ten annual installments as elected by the executive or, if no election is made, in a lump sum.
•If a specific year is elected, and is earlier than separation from service, a lump sum distribution will be made around January 31st of the elected year.
•Distributions based on separation from service will be made (or will begin) around the next January 31st or July 31st that first follows the sixth-month anniversary of the executive’s separation from service.
•In the event of the executive’s death, payment to the executive’s beneficiary will be made in a lump sum unless the executive was already receiving installment payments. In that case, the installment payments will continue to be paid to the executive’s beneficiary.
•The executive can receive a distribution in the event of an extreme financial hardship that cannot be satisfied by any other means.
Potential Payments upon Termination or Change in Control
We provide severance benefits to the NEOs under the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the "Severance Policy"). As discussed above, the Severance Policy provides a market-competitive severance benefit and serves as a retention tool in the event the Company were to undergo a change in control. Each of our current NEOs is a participant in the Severance Policy. Additional participants may be named by the Board or the GCN Committee from time to time.
Under the Severance Policy, a participant whose employment is terminated will receive severance benefits unless:
•The employer terminated the participant for cause, which for this purpose includes termination for (i) the willful and continued failure of a participant to perform substantially his or her duties, after a written demand for substantial performance, or (ii) the willful engagement by a participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company;
•Termination was because of the participant’s death, disability or retirement;
•The participant’s division, subsidiary or business unit was sold and the buyer agreed to continue the participant’s employment with specified protections for the participant; or
•The participant terminated voluntarily.
The severance benefits under the Severance Policy include the following:
•A lump sum cash payment equal to the participant’s annual base salary and target annual incentive award;
•A lump sum cash payment equal to the prorated target annual incentive compensation for the year of termination;
•A lump sum cash payment of $30,000 for outplacement services;
•A lump sum cash payment equal to the value of the additional amounts that would have been credited to or paid on behalf of the participant under pension and retirement savings plans if the participant had remained employed for one additional year; and
•Continued medical, dental and life insurance benefits for one additional year.

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Executive Compensation Tables
If the participant is terminated (including a voluntary termination following a diminution in salary, benefits or responsibilities) within two years following a change in control, the participant will receive benefits under the Severance Policy similar to the severance benefits described above, except as follows:
•The cash payment of the participant’s annual base salary and target annual incentive award will be increased by a severance multiplier up to three times, depending upon the participant’s tier;
•The cash payment for the value of additional retirement savings and pension credits will be up to three years, depending upon the participant’s tier; and
•Medical, dental and life insurance benefits will be continued for up to three years, depending upon the participant’s tier.
For these purposes, a change of control generally means (i) any acquisition of 20% or more of either our common stock or combined voting power (subject to limited exceptions for acquisitions directly from us, acquisitions by us or one of our employee benefit plans, or acquisitions pursuant to specified business combinations in which (a) our shareholders will own more than 60% of the shares of the resulting corporation, (b) no one person will own 20% or more of the shares of the resulting corporation and (c) a majority of the board of the resulting corporation will be our incumbent directors), (ii) directors of the Company as of the date of the Severance Policy and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a "business combination") (except those business combinations that satisfy clauses (a), (b) and (c) above) or (iv) shareholder approval of a complete liquidation or dissolution of the Company.
In addition, pursuant to the terms of our incentive compensation plans, upon a change in control, all unvested shares of restricted stock and unvested RSUs will vest immediately, and all performance shares will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.
The amounts payable in cash for each of the NEOs relating to the performance shares and RSUs are included in the "Equity compensation" row of the "Termination upon Change in Control" column in the table of Aggregate Termination Payments below. Additionally, restrictions would lapse on the following shares of restricted stock: Mr. Frenzel, 3,478 shares with a value of $235,462 and Ms. Rome, 2,331 shares with a value of $157,838.
To receive the benefits under the Severance Policy, the participant must also sign an agreement releasing all claims against the employer and its affiliates and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers for one year.
Disability Benefits
All disability benefits for NEOs and all of our active employees are provided through an insured arrangement with a third-party administrator/ insurer. Each of the NEOs is eligible for a disability benefit in the event of a total and permanent disability. This disability benefit is generally available to all employees of the Company.
For participants in the long-term disability benefit, the monthly disability benefit payable is equal to 60% of the participant’s basic monthly earnings, limited to a maximum $25,000 monthly benefit. This monthly benefit would be payable until normal retirement age, or for those participants becoming disabled after age 63, for a specific period of time.
Retirement Benefits
Upon retirement, the executive officers will be entitled to receive the retirement benefits described above under the caption "Pension Benefits" on pages 50 to 52 and the nonqualified deferred compensation described under the caption "Nonqualified Deferred Compensation" on pages 52 to 53.

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Executive Compensation Tables
Outstanding Equity Compensation Awards
As discussed above, pursuant to the terms of our incentive compensation plans, in the event there is a change in control, all stock-based awards, such as restricted stock, will vest immediately and any awards that may be settled in cash or stock, such as performance shares and RSUs, will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.
The treatment of other unvested stock-based awards and awards that may be settled in cash or stock in situations other than a change in control, is as follows:

Award	Audience	Voluntary Termination	Involuntary Termination With Cause	Involuntary Termination Without Cause	Retirement	Death or Disability
Performance Shares (Long-Term Plan)	For NEOs who do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	For NEOs who are at least age 55 with 10 years of continuous service	Prorated until date of separation, with actual payment dependent upon the achievement of performance goals		Prorated until date of separation, with actual payment dependent upon the achievement of performance goals	Prorated until date of retirement, with actual payment dependent upon the achievement of performance goals
RSUs (Long-Term Plan)	For NEOs who do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	For NEOs who are at least age 55 with 10 years of continuous service	Prorated until date of separation		Prorated until date of separation	Prorated until date of retirement
Restricted Stock (AIP)	All awards	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse

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Executive Compensation Tables
Aggregate Termination Payments
This section explains those payments and benefits that are accelerated in various termination of employment scenarios. For purposes of preparing this table, we have assumed that (i) the NEOs were terminated on December 31, 2021 and (ii) the price of our common stock was $67.70 (the closing price on December 31, 2021). For Mr. Fowke we have provided disclosure regarding what he actually received upon his retirement from the Company on December 31, 2021.

Name	Termination upon Change in Control(1) ($)		Voluntary Termination/ Retirement ($)		Involuntary Termination with Cause ($)	Involuntary Termination without Cause ($)		Death ($)
Bob Frenzel
Severance payments	8,100,000		—		—	2,700,000		—
Retirement/Pension(2)	459,760		54,168		54,168	170,407		54,168
Benefits(3)	246,046		—		—	102,015		—
Equity compensation	9,041,808	(4)	—		—	—		9,041,808	(5)
Total	17,847,614		54,168		54,168	2,972,422		9,095,976
Brian Van Abel
Severance payments	3,412,500		—		—	1,137,500		—
Retirement/Pension(2)	1,535,419		504,095		504,095	905,640		504,095
Benefits(3)	83,839		—		—	47,946		—
Equity compensation	2,760,556	(4)	—		—	—		2,760,556	(5)
Total	7,792,314		504,095		504,095	2,091,086		3,264,651
Brett Carter
Severance payments	3,132,000		—		—	1,044,000		—
Retirement/Pension(2)	186,042		18,308		18,308	72,545		18,308
Benefits(3)	169,836		—		—	76,612		—
Equity compensation	2,399,003	(4)	—		—	—		2,399,003	(5)
Total	5,886,881		18,308		18,308	1,193,157		2,417,311
Timothy O’Connor
Severance payments	4,162,500		—		—	1,387,500		—
Retirement/Pension(2)	536,642		—		—	163,578		—
Benefits(3)	190,966		—		—	83,655		—
Equity compensation	2,848,078	(4)	1,365,465	(5)	—	1,365,465	(5)	2,848,078	(5)
Total	7,738,186		1,365,465		—	3,000,198		2,848,078
Amanda Rome
Severance payments	2,992,500		—		—	997,500		—
Retirement/Pension(2)	188,623		30,668		30,668	81,759		30,668
Benefits(3)	126,609		—		—	62,870		—
Equity compensation	2,197,593	(4)	—		—	—		2,197,593	(5)
Total	5,507,325		30,668		30,668	1,142,129		2,228,261
Ben Fowke	—		—	(6)	—	—		—
(1)Amounts in this column relate to amounts payable if a change in control, as defined in the Severance Policy, occurs and the executive officer is terminated within two years of such event.
(2)Represents the actuarial present value of pension benefits that would be received upon a specified termination event over and above those included in the Pension Benefits Table on page 50, which the executive officers also would be entitled to receive, except upon death, would be reduced by 50%. The amounts shown in the Pension Benefits Table are based on prescribed assumptions for age at payment, interest rate and mortality. In the event of immediate termination of employment, benefits would be calculated using actual assumptions set forth in the pension plan documents, which differ from the prescribed assumptions used for purposes of calculating the actuarial present value of accumulated benefits for the Pension Benefits Table. In addition, the retirement benefits payable subsequent to specific events (for example, a change in control) will be modified as described above. The retirement amounts shown in this section represent the increase, if any, in the present value of pension benefits due to the difference in assumptions for age at payment, interest rates and mortality. These amounts also reflect the increase due to changes in benefit level required for the specific termination event identified in the table.
(3)Included in the amounts reported under "Benefits" for all NEOs is $30,000 for outplacement services. Amounts also include the dollar value of continued medical, dental and life insurance benefits for three additional years in the event of a termination upon change in control or one additional year in the event of an involuntary termination without cause as set forth below. For these purposes we have assumed that health care costs will increase at the rate of 6.05% per year.

	Bob Frenzel ($)	Brian Van Abel ($)	Brett Carter ($)	Timothy O’Connor ($)	Amanda Rome ($)
3 Years	72,046	24,589	70,236	70,966	69,359
1 Year	24,015	8,196	23,412	23,655	23,120

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Executive Compensation Tables
Amounts in this row also include the dollar value of the additional matching contributions to the qualified and nonqualified Deferred Compensation Plan for three additional years in the event of a termination upon change in control or one additional year in the event of an Involuntary Termination without Cause as set forth below:

	Bob Frenzel ($)	Brian Van Abel ($)	Brett Carter ($)	Timothy O’Connor ($)	Amanda Rome ($)
3 Years	144,000	29,250	69,600	90,000	29,250
1 Year	48,000	9,750	23,200	30,000	9,750
(4)Represents the value of the RSUs and dollar value of all performance shares that will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on pages 53 to 54.
(5)Represents the value of the RSUs and dollar value of all performance shares that will vest and be paid out in cash, shares or a combination thereof as if the applicable performance goals had been obtained at target levels. This amount also includes restricted stock for which restrictions would lapse as described in the Outstanding Equity Awards at Fiscal Year-End Table.
(6)Upon his retirement on December 31, 2021 Mr. Fowke became entitled to receive the retirement benefits disclosed in the Pension Benefits Table on page 50 and the deferred compensation disclosed in the Nonqualified Deferred Compensation Table on page 52. Mr. Fowke’s outstanding RSUs were prorated through December 31, 2021, as disclosed in the Outstanding Equity Awards at Fiscal Year-End table on page 48, resulting in an aggregate of 28,401 RSUs to be settled on the applicable vesting dates. Mr. Fowke’s outstanding performance shares were also prorated through December 31, 2021, as disclosed in the Outstanding Equity Awards at Fiscal Year-End table on page 48, with payment at the end of the applicable performance period to be based upon actual achievement of performance goals.
This section does not cover all amounts the NEOs will receive following termination as they are also entitled to receive:
•their vested balances under pension and deferred compensation plans, as disclosed previously, under all employment termination scenarios;
•the payments of long-term incentive awards, as described in the table on page 55; and
•annual incentive awards at target, in the event of a change in control, or at actual performance levels for all events other than termination with cause, as disclosed in the Grants of Plan-Based Awards Table on page 46.
CEO Pay Ratio
Set forth below is the ratio of the annual total CEO compensation for 2021 to the annual total compensation of our median employee for 2021. As discussed earlier, we had two CEOs during 2021. For purposes of this disclosure and in accordance with SEC rules, in calculating annual total CEO compensation for 2021 we combined compensation amounts paid to Mr. Frenzel and Mr. Fowke for the time each served as CEO during 2021. Mr. Frenzel and Mr. Fowke’s combined annual total CEO compensation was $11,644,548.

To determine our median employee in 2020 we used a definition that was based on actual W-2 taxable income for the 2020 calendar year for those who were employed on December 1, 2020. Taxable income was selected because it is inclusive of all forms of compensation paid to an employee such as overtime and allowances per union contracts, and we believe it is an appropriate representation of pay. Our median employee for our 2021 pay ratio is the same employee we used for our 2020 pay ratio calculation. We believe this employee continues to generally represent the employee population and compensation structure, and there were no significant changes in our employee population or compensation practices that could reasonably result in a change in pay ratio. For 2021, our median employee’s annual total compensation was $122,532.

Comparing the combined annual total CEO compensation for 2021 noted above to our median employee's annual total compensation for 2021, the resulting CEO Pay Ratio is 95:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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Securities Authorized for Issuance under Equity
Compensation Plans
The following table sets forth certain information as of December 31, 2021 regarding shares of Xcel Energy common stock authorized for issuance under all of our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	6,784,132	n/a	3,688,823
Equity compensation plans not approved by security holders	n/a	n/a	—	(2)

(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Xcel Energy Inc. Amended and Restated 2015 Omnibus Incentive Plan	6,442,527	(3)	n/a	3,688,823	(4)
SEP	341,605		n/a	—	(5)
(2)The Xcel Energy Director Stock Equivalent Program for Non-Employee Directors (the "SEP"), as amended and restated, was first approved by shareholders at our 2004 Annual Meeting. For awards made prior to this shareholder approval, the number of shares of the Company’s common stock to be used for distribution under this SEP are purchased on the open market.
(3)Includes performance shares, RSUs, stock equivalent units and associated reinvested dividend equivalents. For performance shares and certain RSUs and associated dividend equivalent units, the actual number of securities to be paid out depends upon the level of achievement of the applicable performance goal. Awards may be paid out in cash, stock or a combination thereof. Amounts reflected in this table assume payout in shares at 200% for performance shares and 120% for certain RSUs. Performance shares and a portion of the award for certain RSUs are subject to forfeiture if the threshold performance level is not achieved.
(4)Awards can take the form of stock options, stock appreciation rights, restricted stock, bonus stock, performance units, performance shares, RSUs or stock equivalent units.
(5)The Xcel Energy SEP, as amended and restated, first approved by shareholders in 2004, was replaced by the Amended and Restated 2015 Omnibus Incentive Plan, approved by shareholders at the 2015 Annual Meeting. The 1,115,752 shares that remain available under the Xcel Energy SEP will only be used to settle outstanding awards previously granted, which will continue to earn additional dividend equivalents. No additional awards will be made under the Xcel Energy SEP.

DIRECTOR COMPENSATION
The GCN Committee has authority to develop and recommend compensation policies and programs for directors. The committee retained Meridian as its independent compensation consultant to advise when setting director compensation to ensure it is market based, aligned with shareholder interests and consistent with our compensation principles. As part of its review in 2021 and based on market information presented by Meridian, the GCN Committee recommended and the Board approved changes to the annual retainer and Audit Committee Chair compensation to reflect current market information and to align compensation with the median level. Additional information regarding Meridian is included on page 16.
Only non-employee directors are compensated for their Board service. In 2021, the annual pay was:
•Annual Retainer: $105,000 through September 30, 2021; increased to $115,000 beginning October 1, 2021
•Lead Independent Director: $30,000
•Audit Committee Chair: $15,000 through September 30, 2021; increased to $25,000 beginning October 1, 2021
•Audit Committee Members (including Chair): $10,000
•Finance Committee Chair: $15,000
•GCN Committee Chair: $20,000
•ONES Committee Chair: $20,000
Directors receive 25% of the applicable annual pay each quarter (pro-rated for partial service during the quarter). Directors may elect to defer all or a portion of their cash retainer into stock equivalent units (see "Stock Program" below). We do not offer retirement benefits to our directors.

58

Director Compensation
Annual Equity Grant
Directors elected at the 2021 annual shareholders meeting each received a grant of 2,125 shares of common stock or stock equivalent units representing approximately $150,000 in value, on the first business day following the 2021 annual shareholders meeting. Stock equivalent units are payable upon the director’s termination of service, disability or death. Terms of the stock equivalent units are discussed below under "Stock Program."
Stock Program
Our director compensation program aligns director and shareholder interests, and our Stock Program is designed to further that principle. Directors can elect to receive their annual equity grant in shares of common stock and/or stock equivalent units. Each stock equivalent unit has a value equal to one share of our common stock. Stock equivalent units cannot be voted by a director and are only payable as a distribution of whole shares of our common stock upon a director’s termination of service, disability or death. The stock equivalent units fluctuate in value with the value of our common stock. Additional stock equivalent units are accumulated upon the payment of, and at the same value as, dividends declared on our common stock. Directors can elect to receive payouts from the Stock Program either in January of the year following their separation from service or within 90 days of such event. Directors are also able to defer compensation into stock equivalent units under our Stock Program until after retirement from the Board or separation from service as a director. Directors who elect to defer cash compensation into stock equivalent units receive a premium of 20% of the compensation that was deferred as additional stock equivalent units.
Director Compensation Table
The compensation each non-employee director received in 2021, including deferred amounts, is shown in the table below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(1)(2)	Total ($)
Lynn Casey	—	279,000	279,000
Netha Johnson	107,500	150,000	257,500
Patricia Kampling	53,750	214,500	268,250
George Kehl	117,500	150,000	267,500
Richard O’Brien	—	312,000	312,000
David Owens(3)	40,385	—	40,385
Charles Pardee	—	305,769	305,769
Christopher Policinski	—	315,000	315,000
James Prokopanko	127,500	150,000	277,500
James Sheppard(3)	48,077	—	48,077
David Westerlund	—	291,000	291,000
Kim Williams	122,500	150,000	272,500
Timothy Wolf	—	291,000	291,000
Daniel Yohannes	117,500	150,000	267,500
(1)In 2021, the following directors elected to defer cash compensation into stock equivalent units as follows:

Name	Cash ($)	Stock Equivalent Units (#)
Lynn Casey	107,500	1,969
Patricia Kampling	53,750	985
Richard O’Brien	135,000	2,472
Charles Pardee	129,808	2,380
Christopher Policinski	137,500	2,519
David Westerlund	117,500	2,152
Timothy Wolf	117,500	2,152

(2)Amounts in this column represent the aggregate grant date fair value of the shares of common stock or stock equivalent units granted to directors in 2021 as computed in accordance with FASB ASC Topic 718, which value is equal to the closing price of our common stock on the trading date preceding the applicable grant date. Directors may receive stock equivalent units for their annual equity grant and if they elect to defer their cash retainers into stock equivalent units. Stock equivalent units are only payable as a distribution of whole shares of our common stock upon a director’s termination of service, disability or death. The stock equivalent units fluctuate in

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Director Compensation
value as the value of our common stock fluctuates. As of fiscal year ended December 31, 2021, the number of stock equivalent units owned by current non-employee directors were as follows:

Name	Stock Equivalent Units (#)	Name	Stock Equivalent Units (#)	Name	Stock Equivalent Units (#)
Lynn Casey	16,839	Charles Pardee	3,498	Timothy Wolf	76,089
Netha Johnson	4,739	Christopher Policinski	108,329	Daniel Yohannes	9,185
Patricia Kampling	1,714	James Prokopanko	23,330
George Kehl	4,739	David Westerlund	144,251
Richard O'Brien	63,789	Kim Williams	91,233
For information on holdings of common stock and stock equivalent units as of March 21, 2022, see the Ownership of Securities table on page 31.
(3) Messrs. Owens and Sheppard retired from the Board of Directors on May 19, 2021.
Director Stock Ownership Guidelines
Independent directors are subject to stock ownership guidelines, which establish a target level ownership of Xcel Energy common stock or common stock equivalents of seven times their annual cash retainer. Directors are expected to meet this guideline within five years of being elected to the Board. All directors whose stock ownership target date was on or before December 31, 2021 have met the guideline.

PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has retained Deloitte & Touche LLP ("D&T") as our independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2022. D&T was originally selected as our independent registered public accounting firm effective March 27, 2002.
The Audit Committee negotiates the fees associated with the D&T engagement and participates in the selection of the lead engagement partner. The engagement partner is rotated periodically.
While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s principal independent accountants, the Audit Committee and Board request that shareholders ratify the appointment of D&T as our independent registered public accounting firm as a matter of policy. While the Audit Committee is not required to take any action as a result of the outcome of this vote, it may investigate the reasons and consider whether to retain D&T or appoint another independent registered public accounting firm, should shareholders reject the proposal. In addition, even if the appointment is ratified by shareholders, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of D&T will attend the annual meeting and have an opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

The Board recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

60

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Board, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by the Nasdaq listing standards. The Audit Committee operates pursuant to its charter, which it reviews at least annually.
The charter delineates the roles and responsibilities of management and the independent public accounting firm as follows:
•Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
•Our independent auditors, D&T, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.
To perform its oversight function, the Audit Committee has:
•Reviewed and discussed the audited consolidated financial statements with management and our independent auditors. This review included a discussion of the quality—not just the acceptability—of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
•Discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.
•Received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed the independence of D&T with them.
•Reviewed and pre-approved the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.
•Discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits for the year 2021. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in the charter, the Audit Committee recommended to the Board and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC. The Audit Committee has appointed D&T as the Company’s independent auditors for 2022. Shareholder ratification of this appointment is included as Proposal No. 3 in these proxy materials.
Audit Committee
Richard O’Brien, Chair
George Kehl
Charles Pardee
David Westerlund
Timothy Wolf
Daniel Yohannes

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
D&T has audited the Company’s consolidated financial statements since 2002. Audit services provided by D&T in 2021 included: the audits of consolidated financial statements and management’s assessment of internal control over financial reporting of the Company; reviews of interim consolidated financial information; and consultation on matters related to accounting and financial reporting. Representatives of D&T will attend the annual meeting and will have the opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.
Audit and Non-Audit Fees
The following table presents fees for professional services performed by D&T, the member firms of D&T and their respective affiliates for the annual audit of the Company’s and its subsidiaries’ annual consolidated financial statements for 2021 and 2020, the review of the Company’s and its subsidiaries’ interim consolidated financial statements for each quarter in 2021 and 2020 and for audit-related, tax and other services performed in 2021 and 2020 (in thousands).

	2021	2020
Audit Fees (1)	$5,058	$5,081
Audit-Related Fees (2)	471	927
Tax Fees (3)	216	265
All Other Fees (4)	3	63
Total	$5,748	$6,336
(1)Includes annual audit of the Company’s and its subsidiaries’ consolidated financial statements and management’s assessment of our internal control over financial reporting, reviews of interim consolidated financial information, consultation on matters related to financial reporting and comfort letters and consents for securities offerings.
(2)In 2021 and 2020, Audit-Related Fees include $300,000 for employee benefit plan audits and $171,000 and $627,000, respectively, for required rate case filing package review procedures in Texas and Minnesota.
(3)In 2021 and 2020, Tax Fees include $159,000 and $200,000, respectively, for tax compliance services and $57,000 and $65,000, respectively, for tax planning services.
(4)In 2021 and 2020, All Other Fees include $3,000 for a license fee for accounting research software product. All Other Fees for 2020 also includes $60,000 for other program and subscription services.
Audit Committee Pre-Approval Policies
Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Company will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee has delegated pre-approval authority for matters that arise between meetings to the Chair of the Audit Committee. The Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All audit-related fees, tax fees and all other fees for 2021 and 2020 were pre-approved in accordance with this policy.

62

RELATED PERSON TRANSACTIONS
In 2008, the Board adopted a policy establishing procedures for the review and approval or ratification of transactions involving Xcel Energy if one of our directors, nominees for director, executive officers or shareholders owning more than 5% of our common stock or their immediate family members, has a material interest in the transaction. Transactions or series of transactions exceeding a value of $120,000 are governed by this policy. The GCN Committee is responsible for reviewing these transactions. In determining whether to approve or ratify any such transactions, the GCN Committee must analyze the following factors:
•Whether the terms are fair to the Company;
•Whether the transaction is material to the Company;
•The role the related person has played in arranging the transaction;
•The structure of the transaction;
•The interests of all related persons in the transaction; and
•Any other considerations the GCN Committee deems relevant.
Whether a related person has a "material interest" in a transaction is a facts and circumstances determination. Factors considered include the relationship of the related persons to the transaction and with each other, the importance of the interest to the person having the interest and the amount involved in the transaction and any other consideration deemed relevant by the GCN Committee. The GCN Committee will approve a related person transaction only if it determines that the transaction is beneficial to the Company and the terms are fair to the Company. For 2021, no transactions were required to be reviewed by the GCN Committee under the related person transaction policy.

HORIZON BOUND PROXY STATEMENT 2022	63

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What Are the Company’s Voting Recommendations?
Our Board recommends that you vote your shares as follows:
•FOR each of the nominees to the Board (see pages 25 to 30);
•FOR the approval of the advisory vote on executive compensation (see page 33); and
•FOR the ratification of the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2022 (see page 60).
What Is the Voting Requirement to Approve Each of the Proposals?
Election of Directors. For Proposal No. 1, you may vote "FOR" or "AGAINST" each of the director nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. To elect a director, the shares voted "FOR" a nominee must exceed the shares voted "AGAINST" the nominee. A "WITHHOLD" vote will not have an impact on the election of directors.
Our Guidelines on Corporate Governance require an incumbent director in an uncontested election to tender a resignation to our GCN Committee if the director does not receive a majority of the votes cast "FOR." After taking into account that committee’s recommendation, the Board will act on the offer of resignation and publicly disclose its decision within 90 days of the date of the certification of the election results. In making its recommendation or decision, the GCN Committee and the Board may each consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision regarding his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director’s resignation is accepted by the Board, the Board may fill any resulting vacancy or may elect to not fill the vacancy and decrease the size of the Board.
Other Proposals. For all other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." Proposal No. 3 requires the affirmative "FOR" vote of a majority of the voting power of the shares present at the meeting or by proxy and entitled to vote at the annual meeting. If you "ABSTAIN," it has the same effect as a vote "AGAINST." A shareholder who does not vote at the meeting or by proxy on a proposal (including a broker non-vote on a proposal) is treated as not present and not entitled to vote on that proposal.
For Proposal No. 2, we will consider our shareholders to have approved our executive compensation on an advisory, non-binding basis if the shares voted "FOR" the proposal exceed the shares voted "AGAINST." For purposes of this proposal, a vote to "ABSTAIN" and a failure to vote at the meeting or by proxy (including a broker non-vote) will have no effect on this proposal.
What Happens If Additional Proposals Are Presented at the Annual Meeting?
Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxies, Amy Schneider and Kristin Westlund, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote your proxy for such other candidate or candidates as may be recommended by the GCN Committee and nominated by the Board.
Who Are the Appointed Proxies?
We have appointed Amy Schneider and Kristin Westlund, or either of them with power of substitution, as proxies to vote all proxies properly executed and submitted by shareholders who are entitled to vote at the annual meeting of shareholders, or any adjournment or postponement of the meeting.
What Is the Quorum Requirement for the Annual Meeting?
On March 21, 2022, there were 544,530,461 shares of common stock issued, outstanding and entitled to vote at the annual meeting, and each share is entitled one vote. There is no cumulative voting. We will have a quorum and be permitted to conduct business if a majority of the voting power of these shares is present at the meeting or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

64

Questions and Answers About the Annual Meeting and Voting
How Can I Vote My Shares?
Shareholders of Record may vote their shares as follows:

By Internet
Go to the website at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

By Telephone	Call 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

By Mail	If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the postage-paid envelope provided. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone.

During the Meeting	Go to www.virtualshareholdermeeting.com/XEL2022. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.
Please help us save time and postage costs by voting by internet or by telephone. Voting by internet or telephone is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately.
Beneficial Owner of Shares Held in Street Name. All beneficial owners will receive instructions from the holder of record (the bank, brokerage house or other nominee that holds your shares) that you must follow in order for your shares to be voted. Typically, you will be able to submit your voting instructions to your broker or nominee.
Employee Plan Participant. If you are a participant in one of our employee savings or stock ownership plans ("Company Plans"), your proxy card is a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not vote your Company Plan shares by 11:59 p.m. eastern time on May 15, 2022 the trustee will vote your allocated shares, along with all unallocated shares held in the Company Plan, in the same proportion that all other allocated shares are voted.
What Happens If I Do Not Give Specific Voting Instructions?
If you do not give specific voting instructions, how your shares are voted depends on whether you are a shareholder of record or a beneficial owner.
•Shareholders of Record. If you are a shareholder of record and you either:
1.Vote on the internet and leave all voting options blank and click "Submit," or
2.Sign and return a proxy card without giving specific voting instructions, then the proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.
•Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide specific voting instructions, your shares will be voted in accordance with the rules of various national and regional securities exchanges. In such case, the organization that holds your shares may generally vote your shares on routine matters, but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."
What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?
As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•Shareholder of Record. Your shares are registered directly in your name with our transfer agent, EQ Shareowner Services. As the shareholder of record, you have the right to vote your shares by proxy directly with the Company (by internet, by telephone or by mail) or to vote at the annual meeting. If you do not vote at the meeting or by proxy, your shares will not be voted.
•Beneficial Owner of Shares Held in Street Name. Your shares are held in a stock brokerage account or by a bank or other nominee (sometimes this is referred to as "street name"). Your broker or nominee is considered the shareholder of record with respect to those shares and forwards proxy materials to you. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. If you wish to vote your shares at the meeting, you must provide us with a legal proxy from your broker.

HORIZON BOUND PROXY STATEMENT 2022	65

Questions and Answers About the Annual Meeting and Voting
What Is the Record Date and What Does It Mean?
Only shareholders of record at the close of business on the record date, March 21, 2022, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on such date. Each share of our common stock held on the record date is entitled to one vote upon each matter presented at the annual meeting.
What Is the Deadline for Voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	•Mail	•Prior to the annual meeting
	•Internet or telephone	•By 11:59 p.m., eastern time, on May 17, 2022
	•Internet during the meeting	•Prior to closing of the polls
A street name holder	•Mail	•Prior to the annual meeting
	•Internet or telephone	•By 11:59 p.m., eastern time, on May 17, 2022
A participant in the Company Plans	•Mail	•By May 15, 2022
	•Internet or telephone	•By 11:59 p.m., eastern time, on May 15, 2022
Can I Change My Vote?
Yes. If you change your mind after voting your proxy and prior to the annual meeting, you can revoke your proxy and change your proxy instructions by signing another proxy with a later date, voting a second time by telephone or by the internet prior to the deadlines set forth in the question above titled "What Is the Deadline for Voting?," or voting online at the annual meeting. Alternatively, you may provide a written statement to the Company (attention: Corporate Secretary) of your intention to revoke your proxy.
Is My Vote Confidential?
Yes. Xcel Energy has adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy and (4) where disclosure may be necessary for the Company to assert or defend claims.
Which Ballot Measures Are Considered "Routine" or "Non-Routine"?
The proposal to ratify the appointment of D&T as our independent registered public accounting firm for 2022 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters.
The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 2.
How Do I Attend and Vote at the Annual Meeting?
We have determined that our annual meeting will be a completely virtual annual meeting again this year. There will be no physical meeting location. Please follow these instructions to participate in the online meeting:
•Go to www.virtualshareholdermeeting.com/XEL2022. You will need the 16-digit control number that appears on your proxy card or Notice of Internet Availability of Proxy Materials.
•The virtual meeting will start promptly at 11:00 a.m. central time on Wednesday, May 18, 2022. You may begin to log into the meeting platform beginning at 10:30 a.m. central time on May 18, 2022.
•Our virtual meeting website will contain instructions for accessing technical support to assist in the event you encounter any difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page starting 30 minutes before our scheduled 11:00 a.m. central time start time.
•If you do not have internet access, please call 1-888-317-6016 (toll free in the United States), 1-855-669-9657 (toll free in Canada) or 1-412-317-6016 (international) to listen to the meeting proceedings. Please ask to join the Xcel Energy Annual Meeting of Shareholders when prompted. If you join through the audio conference, you will not be able to vote your shares or ask questions during the meeting.
Our rules of conduct and procedures governing the virtual annual meeting generally provide that:
•You may submit questions when you vote before the meeting at www.proxyvote.com or through the virtual meeting website during the meeting.
•In order to allow us to answer questions from as many shareholders as possible, we limit each shareholder to one question.
•Personal grievances, claims and political statements are not appropriate subjects for the annual meeting.

66

Questions and Answers About the Annual Meeting and Voting
•If we do not have time to answer all the questions that have been submitted, we expect to post any additional appropriate questions and our answers on our Investor Relations website promptly following the meeting and retain them for one week after posting. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
A replay of the meeting will be publicly available on our Investor Relations site after the meeting concludes.
Who Pays for the Cost of Soliciting Votes for the Annual Meeting?
Some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Xcel Energy, postings on our website, www.xcelenergy.com, and advertisements in periodicals. We will bear the expense of any such solicitation, as well as the costs of preparing, printing and mailing this proxy material.
We have also hired Morrow Sodali LLC to assist us in the solicitation of votes. We expect to pay Morrow Sodali LLC approximately $19,500 for consultation services and preparation in connection with the solicitation, plus expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of our stock.
Does the Company Offer Shareholders Electronic Delivery of Proxy Materials?
Yes. Xcel Energy offers shareholders the option to receive the Annual Report to shareholders and proxy statement electronically instead of receiving paper copies of these documents in the mail. You must specifically request the electronic information prior to the record date for the annual meeting.
Shareholders of record should call EQ Shareowner Services at 1-877-778-6786 to request electronic delivery. Beneficial owners must contact their bank, brokerage house or other nominee record holder to request electronic delivery. As soon as the Annual Report to Shareholders and proxy statement are available, electronic delivery participants will receive an email with a link to the information and a control number to use to vote online.
Why Did I Only Receive a Notice Directing Me to the Internet Instead of the Proxy Statement and Annual Report?
We are again providing shareholders internet access to our proxy materials to reduce the environmental impact of our annual meeting and to manage costs. On April 5, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to some of our shareholders and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. Shareholders can indicate a preference to receive a printed copy by calling 1-800-579-1639 or by internet at www.proxyvote.com. Once a shareholder requests to receive a printed copy, that choice will remain in effect until changed by the shareholder. If you are a beneficial owner and you want to receive separate copies of the Annual Report to Shareholders and proxy statement in the future, you should contact your bank, broker or other nominee record holder.
What Does It Mean If I Receive More Than One Notice of Internet Availability of Proxy Materials or Proxy Card or Voting Instruction Card?
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.
May I Propose Actions or Nominees for Consideration at Next Year’s Annual Meeting of Shareholders?
Yes, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:
•Proposals included in the Proxy Statement. Unless we indicate otherwise at a later date, for a shareholder proposal (other than a director nomination) to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than December 6, 2022. These proposals must be in writing and sent to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. These proposals also need to comply with SEC regulations regarding the inclusion of shareholder proposals in our proxy materials.
•To be raised from the floor. Similarly, unless we indicate otherwise at a later date, for a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than February 17, 2023 and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under "Company—Investor—Governance Documents."

HORIZON BOUND PROXY STATEMENT 2022	67

Questions and Answers About the Annual Meeting and Voting

•Director nominations to be included in the Proxy Statement (proxy access). Unless we indicate otherwise at a later date, for a shareholder nominee for director to be considered for inclusion in our proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than November 6, 2022 and no later than December 6, 2022 and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under "Company—Investors—Governance Documents."
Management does not know of any business, other than that described in this proxy statement, that may be presented for action at the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

68

EXHIBIT A
GAAP and Ongoing Earnings
The following table provides a reconciliation of ongoing diluted EPS to GAAP diluted EPS for 2005 through 2021:

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015(1)	2016	2017	2018	2019	2020	2021
GAAP EPS	$1.23	$1.36	$1.35	$1.46	$1.48	$1.62	$1.72	$1.85	$1.91	$2.03	$1.94	$2.21	$2.25	$2.47	$2.64	$2.79	$2.96
Discontinued Operations	(0.03)	(0.01)	—	—	0.01	(0.01)	—	—	—	—	—	—	—	—	—	—	—
Continuing Operations	1.20	1.35	1.35	1.46	1.49	1.61	1.72	1.85	1.91	2.03	1.94	2.21	2.25	2.47	2.64	2.79	2.96
PSRI-COLI	(0.05)	(0.05)	0.08	(0.01)	0.01	(0.03)	—	—	—	—	—	—	—	—	—	—	—
Prescription Drug Tax Benefit	—	—	—	—	—	0.04	—	(0.03)	—	—	—	—	—	—	—	—	—
SPS FERC Order	—	—	—	—	—	—	—	—	0.04	—	—	—	—	—	—	—	—
Loss on Monticello LCM/EPU Project	—	—	—	—	—	—	—	—	—	—	0.16	—	—	—	—	—	—
Impact of Tax Cuts and Jobs Act	—	—	—	—	—	—	—	—	—	—	—	—	0.05	—	—	—	—
Ongoing EPS	$1.15	$1.30	$1.43	$1.45	$1.50	$1.62	$1.72	$1.82	$1.95	$2.03	$2.09	$2.21	$2.30	$2.47	$2.64	$2.79	$2.96
(1)Amounts in this column do not sum due to rounding.
Xcel Energy’s management believes that ongoing earnings reflect management’s performance in operating the Company and provide a meaningful representation of the performance of Xcel Energy’s core business. In addition, Xcel Energy’s management uses ongoing earnings internally for financial planning and analysis, for reporting of results to the Board of Directors and when communicating its earnings outlook to analysts and investors.
2021 EPS Growth
6.1% (annual GAAP and ongoing EPS growth)

HORIZON BOUND PROXY STATEMENT 2022	A-1

xcelenergy.com | © 2022 Xcel Energy Inc. | Xcel Energy is a registered trademark of Xcel Energy Inc. | 22-01-119

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D72570-P62607 XCEL ENERGY INC. 414 NICOLLET MALL MINNEAPOLIS, MN 55401 ATTN: INVESTOR RELATIONS Nominees: 1a. Lynn Casey 1d. Patricia Kampling 1b. Bob Frenzel 1c. Netha Johnson 1g. Charles Pardee 1i. James Prokopanko Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1e. George Kehl 1f. Richard O'Brien 1h. Christopher Policinski 1k. Daniel Yohannes 1j. Kim Williams 2. Company proposal to approve, on an advisory basis, executive compensation 3. Company proposal to ratify the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2022 1. Election of Directors For Against Withhold For Against Withhold For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! XCEL ENERGY INC. The Board of Directors recommends a vote FOR each of the nominees in Proposal 1, a vote FOR Proposal 2 and a vote FOR Proposal 3. ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/XEL2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

D72571-P62607 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. Xcel Energy Inc. ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 18, 2022 11:00 a.m. Central Time Via the internet at www.virtualshareholdermeeting.com/XEL2022 Xcel Energy Inc. 414 Nicollet Mall Minneapolis, MN 55401 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2022. The shares of stock you hold in the account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, this proxy will be voted FOR each of the nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3. By signing the proxy, you revoke all prior proxies and appoint Amy Schneider and Kristin Westlund, and each of them, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 18, 2022, and any adjournment(s) or postponement(s) thereof, and to vote, as designated hereon and in their discretion, with respect to any other business properly brought before the Annual Meeting, all shares of the common stock of the Company that the undersigned would be entitled to vote if personally present at such meeting, except for the shares of common stock held of record in the undersigned's account with the Plans (defined below), the voting instructions for which are explained below. THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE NEW CENTURY ENERGIES, INC. EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES, THE XCEL ENERGY 401(K) SAVINGS PLAN, THE NUCLEAR MANAGEMENT COMPANY, LLC NMC SAVINGS AND RETIREMENT PLAN, AND THE NEW CENTURY ENERGIES, INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES ("PLANS"). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF VOTING INSTRUCTIONS ARE NOT RECEIVED BY 11:59 p.m. ET ON MAY 15, 2022, YOU WILL BE TREATED AS DIRECTING THE PLANS' TRUSTEE TO VOTE THE SHARES HELD IN THE PLANS IN THE SAME PROPORTION THAT ALL OTHER ALLOCATED SHARES HELD IN THE PLANS ARE VOTED. THE UNDERSIGNED HEREBY AUTHORIZES THE TRUSTEES OF THESE PLANS TO VOTE THE UNDERSIGNED'S SHARES HELD IN ITS ACCOUNTS. Continued and to be signed on reverse side